EXECUTION VERSION

Exhibit 10.34

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 29, 2023

among

SUBROGATION HOLDINGS, LLC,
as Borrower,

MSP RECOVERY, LLC,
as Owner Pledgor and Guarantor,

HAZEL PARTNERS HOLDINGS LLC,
as Lender and as Administrative Agent

and

MSP Recovery Claims, Series LLC – Series 15-09-321, a registered series of MSP Recovery Claims, Series LLC, and a Subsidiary of the Borrower,

as Assignee

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TABLE OF CONTENTS

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Appendices

Appendix A Lenders, Commitments and Commitment Percentages
Appendix B Notice Information

Schedules

Schedule 1.1(a) Accounts

Schedule 1.1(c) Disqualified Persons

Schedule 5.1(k) Existing Litigation
Schedule 6.1 Organization; Requisite Power and Authority; Qualification
Schedule 6.2 Equity Interests and Ownership

Schedule 6.13 Debt of Owner Pledgor
Schedule 6.16 Name, Jurisdiction and Tax Identification Numbers of Borrower and its Subsidiaries
Schedule 6.24 Insurance Coverage

Schedule 6.26(a) HC Claims

Schedule 6.26(b) Existing Third Party Agreements

Schedule 7.11 Insurance

Schedule 8.1 Existing Indebtedness

Exhibits

Exhibit 1.1 Lender Authorization Letter

Exhibit 1.2 QSF Instruction Letter

Exhibit 2.1(a) Form of Term Loan Note A

Exhibit 2.1(b) Form of Term Loan Note B

Exhibit 2.1(d) Form of Funding Notice
Exhibit 3.3 Forms of U.S. Tax Compliance Certificates (Forms 1 – 4)
Exhibit 6.2(d) Form of Compliance Certificate

Exhibit 7.1 Form of Settlement Report
Exhibit 11.5 Form of Assignment Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 29, 2023 (the “Effective Date”) (as amended, restated, increased, extended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among SUBROGATION HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), MSP RECOVERY, LLC, a Florida limited liability company (the “Owner Pledgor”), MSP Recovery Claims, Series LLC – Series 15-09-321, a registered series of MSP Recovery Claims, Series LLC, a Delaware limited liability company, and a Subsidiary of the Borrower (the “Assignee”) and HAZEL PARTNERS HOLDINGS LLC, a Delaware limited liability company, as Lender (the “Lender”) and as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, the Owner Pledgor, the Assignee, the Lender and the Administrative Agent have entered into that certain Credit Agreement dated as of March 6, 2023 (the “Existing Credit Agreement”), pursuant to which Existing Credit Agreement, the Lenders agreed to make term loan facilities available to Borrower on the terms and conditions set forth therein;

WHEREAS, the Borrower, the Owner Pledgor, the Assignee, the Lender and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows, effective immediately as of the Effective Date:

SECTION 1
DEFINITIONS AND INTERPRETATION; AMENDMENT AND RESTATEMENT; REAFFIRMATION

Section 1.1 Definitions. The following terms used herein, including in the introductory paragraph, recitals, exhibits and schedules hereto, shall have the following meanings:

“2022 Borrower” means La Ley con John H. Ruiz P.A., d/b/a MSP Recovery Law Firm, a Florida corporation, and MSP Law Firm, PLLC, a Florida professional limited liability company, jointly and severally.

“2022 Credit Agreement” means the Credit Agreement dated as of June 16, 2022, among La Ley Con John H. Ruiz PA., d/b/a MSP Recovery Law Firm, and MSP Law Firm, PLLC, jointly and severally, as Borrower, MSP1 Funding 2022, LLC, as Lender and as Administrative Agent and Deer Finance, LLC, as Servicer.

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Account Administrator” means, the Servicer as third party administrator pursuant to the Account Administration Agreement, and any additional, successor or replacement third party administrator approved in writing by the Administrative Agent in its sole and absolute discretion.

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“Account Administration Agreement” means the Account Administration Agreement, if any, among the Borrower, the Administrative Agent and the Account Administrator.

“Account Administrator Fees” means collectively, the fees, indemnification amounts and expenses due and owing to the Account Administrator, whether pursuant to the terms of the Account Administration Agreement or otherwise.

“Account Bank” means City National Bank of Florida, in its capacity as account bank under the Control Agreements, and any other Qualified Institution approved in writing by the Administrative Agent from time to time in its sole and absolute discretion.

“Account Debtor” means any Person who is or may become obligated with respect to, or on account of, an Account.

“Additional Claims” means additional rights, title to, and/or interest in any and all Claims or potential claims, which Owner Pledgor or any Affiliates is contractually entitled to (whether or not asserted), including all rights to causes of action and remedies against any Payor at law or in equity, in each case, as acquired by the Owner Pledgor or its Affiliates following the Closing Date, but solely to the extent that such claims relate to P&C Carriers as the primary responsible parties and solely with respect to recoveries from Claims up to December 31, 2022.

“Additional Control Agreement” as defined in Section 2.9(c).

“Additional Controlled Account” as defined in Section 2.9(c).

“Administrative Agent” has the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Administrative Questionnaire” means an administrative questionnaire provided by the Lenders in a form supplied by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending or, to the knowledge of such Credit Party or any of its Subsidiaries, threatened in writing, against any Credit Party or any of its Subsidiaries or any material property of any Credit Party or any of its Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Recoverable Claims” means, the pool of medically-related claim lines (as agreed between by Owner Pledgor and Allstate Insurance Company) corresponding to identified medical claims paid by Assignor for beneficiaries that match with an Allstate claimant, on a paid basis, as reviewed in sample and extrapolated with the statistical method to the full contended sample period; after taking into account and crediting prior collections by the Assignor or related parties as well as capping any contended

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reimbursement amounts at actual or expected policy limits, but independent of the following legal defenses: policy limit exhaustion and statute of limitations.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Laws” means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means an amount equal to ten percent (10%).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means with respect to the Borrower and/or any of its Subsidiaries, a sale, lease, Sale and Leaseback Transaction, assignment, conveyance, license (as licensor), Securitization Transaction, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of the Borrower or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, (including, for the avoidance of doubt (i) the issuance of Equity Interests by a Subsidiary of the Borrower or (ii) any such transaction in respect of any HC Claims or any other Claims of a Credit Party), other than (a) dispositions of surplus, obsolete or worn out property or property no longer used or useful in the business of the Credit Parties and their respective Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business; (b) dispositions of inventory sold, and Intellectual Property licensed, in the ordinary course of business; (c) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; and (d) dispositions of Cash Equivalents in the ordinary course of business.

“Assignee” means the Person set forth in the introductory paragraph hereto and identified as the Assignee in the CAA.

“Assignor” means the Person identified as the Assignor in the CAA.

“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit 11.5 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer and, solely for purposes of making the certifications required under Section 5.1(b)(ii) and (c), any secretary or assistant secretary.

“Available Funds” means, with respect to any Settlement Date, the sum (without duplication) of the following (b) all Collections on deposit in the Borrower Lockbox Account since the immediately

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preceding Settlement Date and (b) all other amounts deposited in the Borrower Lockbox Account since the immediately preceding Settlement Date pursuant to this Agreement or any other Credit Document.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means a rate equal to Federal Funds Rate plus eleven percent (11%).

“Base Rate Loan” means a Loan that bears interest at the Base Rate.

“Benchmark” means, initially, Term SOFR; or if any Benchmark Replacement is incorporated into this Agreement pursuant to Section 3.1, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any implementation of a Benchmark Replacement, any technical, administrative or operational changes (including the definition of “Term SOFR,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion, may be appropriate to reflect such use, administration or conventions or the adoption and implementation of such applicable rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such applicable rate exists, in such other manner of administration as the Administrative Agent decides, is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

“Benchmark Illegality/Impracticability Event” means the occurrence of any one or more of the following: (a) that the making, maintaining or continuation of the then-current Benchmark by any Lender has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), (b) with respect to any Benchmark, that any successor administrator of the

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published screen rate for such Benchmark or a Governmental Authority having jurisdiction over the Administrative Agent or administrator of such Benchmark has made a public statement establishing a specific date (expressly or by virtue of such public statement) after which an Available Tenor of such Benchmark or the published screen rate for such Benchmark shall or will no longer be representative or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative interest periods of such Benchmark after such specific date, (c) that the making, maintaining or continuation of the then-current Benchmark by any Lender has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the ability of a Lender to make, maintain or continue its Loans at the then- current Benchmark (including because the published screen rate for such Benchmark in any relevant tenor is not available or published on a current basis and such circumstances are unlikely to be temporary) or (d) with respect to any Lender, that the then-current Benchmark (including any related mathematical or other adjustments thereto) will not adequately and fairly reflect the cost to such Lender of making, funding or maintaining its Loans at the then-current Benchmark. For the avoidance of doubt, a “Benchmark Illegality/Impracticability Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Replacement” means the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document:

(a) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; and

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” has the meaning specified in Section 3.1(b)(ii).

“Beneficial Ownership Certification” has the meaning specified in Section 5.1(r).

“BHC Act Affiliate” has the meaning specified in Section 12.23(b).

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“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Operating Account” means the deposit account maintained by Account Bank in the name of the Borrower in accordance with the terms of this Agreement, the Borrower Security Agreement and the Borrower Operating Account Control Agreement.

“Borrower Operating Account Control Agreement” means that certain springing control Deposit Account Control Agreement in respect of the Borrower Operating Account or as an amendment to an existing Control Agreement in respect of the Borrower Operating Account, to the extent satisfactory to Administrative Agent.

“Borrower Lockbox Account” means the deposit account maintained by Account Bank in the name of the Borrower in accordance with the terms of this Agreement, the Borrower Security Agreement and the Borrower Lockbox Account Control Agreement.

“Borrower Lockbox Account Control Agreement ” means that certain blocked control (or control without activation or notice) Deposit Account Control Agreement in respect of the Borrower Lockbox Account or as an amendment to an existing Control Agreement in respect of the Borrower Lockbox Account, to the extent satisfactory to Administrative Agent.

“Borrower Security Agreement” means that certain Amended and Restated Borrower Security Agreement dated on or about the date of this Agreement and given by Borrower, as pledgor, to the Administrative Agent for the benefit of the holders of the Obligations granting a security interest in favor of the Administrative Agent, as such agreement may be amended, supplemented, modified or amended and restated from time to time.

“Borrowing” means a borrowing consisting of simultaneous Loans having the same Interest Period.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided, that, with respect to notices and determinations in connection with, and payments of principal and interest on SOFR Loans, such day is also a U.S. Government Securities Business Day.

“CAA” means that certain Claims Assignment Agreement together with the Side Agreement, each dated as of December 23, 2021, between the Assignee and the Assignor, pursuant to which the Assignor assigned its rights to HC Claims to the Assignee, as such agreements may be amended, supplemented or modified from time to time.

“Calendar Month” means, with respect to a particular Calendar Year, a calendar quarter corresponding to such Calendar Year.

“Calendar Quarter” means, with respect to a particular Calendar Year, a calendar quarter corresponding to such Calendar Year.

“Calendar Year” means any consecutive twelve-month period commencing on January 1 and ending on December 31.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capitalized lease or financing lease on the balance sheet of that Person.

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“Cash Equivalents” means, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lender’s submission or re-submission of a capital plan under 12 C.F.R. § 225.8 or a Governmental Authority’s assessment thereof, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used or defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than one or more Permitted Holders, becomes the beneficial owner ((as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Equity Interests in each of the Owner Pledgor and the Borrower entitled to vote (on a diluted basis); or

(b) Owner Pledgor shall cease to own and control, of record and beneficially, directly, at least one hundred percent (100.0%) of the outstanding Equity Interests in the Borrower; or

(c) Borrower shall cease to own and control, of record and beneficially, directly at least one hundred percent (100.0%) of the Equity Interests in the Assignee or Assignee shall cease to be a designated or registered series of the Borrower (provided that, on the registration of the series after the Closing Date, the reference to "designated series" shall be substituted with "registered series"); or

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(d) the death or disability of either John Ruiz or Frank Quesada, unless a replacement acceptable to the Administrative Agent, in its sole and absolute discretion, is appointed within thirty (30) days after the date of such person’s death or disability; or

(e) either John Ruiz or Frank Quesada ceases to be actively involved in the management of Owner Pledgor, Borrower or Assignee (other than such person’s death or disability), unless a replacement acceptable to the Administrative Agent, in its sole and absolute discretion, is appointed within thirty (30) days after the date on which such person ceases to be actively involved in the management of Owner Pledgor, Borrower or Assignee; or

(f) the disposition of all or substantially all assets of the Owner Pledgor, Borrower or of any other Credit Party (including the Assignee) to a third party; or

(g) the occurrence of any “Change in Control” as defined in the CRSA.

“Claim Filing Milestone” means the filing of HC Claims for the P&C Carriers with a detailed timeline to be agreed between the parties in the Healthcare Legal Services Agreement, but no later than within the next three (3) months commencing on the Effective Date.

“Claims” means any and all of a Person's right, title, ownership, and interest in payments owed by Payors under Medicare Advantage Plans (under Parts A, B, and C of the Social Security Act only) pursuant to the Medicare Secondary Payer Act, 42 U.S.C. §1395y(b), recovered by and through the following causes of action: (1) actions stemming from the MSPA, (2) breach of contract; (3) pure bills of discovery or equivalent; (4) depositions or discovery before action as set forth by Federal Rule of Civil Procedure 27; (5) subrogation; (6) declaratory action; and (7) unjust enrichment, whether known or unknown, or arising in the future.

“Claims Data” has the meaning ascribed to such term in the CRSA.

“Closing Date” means the date on which the conditions set forth in Section 5.1 and Section 5.2 have been met to Administrative Agent’s satisfaction after the Initial Closing Date.

“Collateral” means (a) the “Collateral” as defined in the Security Agreements and (b) a collective reference to all real, personal and mixed property of the Borrower and its Subsidiaries with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are granted or purported to be granted pursuant to and in accordance with the terms of the Collateral Documents, excluding payments, receivables and amounts that are not in respect of the HC Claims (and not part of the Collateral) but are inadvertently paid into the Borrower Lockbox Account or another Controlled Account; it being understood and agreed that for purposes of this Agreement and the other Credit Documents, the Collateral shall not include any Claims or any pledge of the Equity Interests of the Borrower or Assignee (other than those specifically described in the Security Agreements).

“Collateral Administration Agreement” means that certain Amended and Restated Collateral Administration Agreement dated on or about the Effective Date, entered into by the Borrower, the Owner Pledgor and the certain third parties signatory thereto.

“Collateral Documents” means each Security Agreement, the IP License Agreement, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a Lien on the Collateral.

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“Collection System” as defined in Section 7.9(a)(i).

“Collections” means (a) all cash collections, remittances, payments, prepayments, amounts received as a result of any exercise of rights or any sale or other disposition and other cash proceeds of any Collateral (including, without limitation HC Case Proceeds and, if the 75% Trigger has occurred, 50% of (i) the recoveries from Additional Claims and (ii) proceeds of financing of Additional Claims (in each case, net of reasonable transaction costs and expenses associated therewith), any other property constituting payments for the account of the any Credit Party or the Assignee in respect of any HC Claim or, if the 75% Trigger has occurred, the assignee or owner of the Additional Claim, and all interest, fees (including referral fees), recoveries, all other amounts payable in respect thereof, (b) any amounts paid to or for the account of any of the Credit Parties pursuant to the terms of any Credit Document, in each case, for the avoidance of doubt, excluding any amount or proceeds of the Loans funded to any Credit Party, and (c) all other collections and other cash proceeds of any Collateral, in each case, whether paid to a Controlled Account or otherwise.

“Commitments” means the Term Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit 6.2(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Taxes” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP.

“Contractual Obligation” means, as applied to any Person, any provision of any Security (as defined in the UCC) issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Control Agreements” means, collectively, the Borrower Operating Account Control Agreement, the Borrower Lockbox Account Control Agreement , and the Additional Control Agreements (if any).

“Controlled Accounts” means, collectively, the Borrower Operating Account, Borrower Lockbox Account and the Additional Controlled Accounts (if any).

“Covered Entity” has the meaning set forth in Section 12.23(b).

“Covered Party” has the meaning set forth in Section 12.23(a).

“Credit Date” means the date of a Credit Extension.

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“Credit Documents” means this Agreement, each Note, the Collateral Documents, any Account Administration Agreement, the IP License Agreement and, to the extent evidencing or securing the Obligations, all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of the Administrative Agent or any Lender in connection herewith or therewith (for the avoidance of doubt, it being understood and agreed that none of the Material Contracts constitute Credit Documents).

“Credit Extension” means the making of a Loan.

“Credit Parties” means, collectively, the Borrower, any Subsidiary of the Borrower, Assignee and Owner Pledgor.

“CRSA” means the Claims Recovery Services Agreement, dated as of December 23, 2021, between Owner Pledgor and the Assignor, relating to the provisions of data analysis and claims recovery services in connection with the HC Claims.

“Daily Simple SOFR” means, for any day, the Secured Overnight Financing Rate, with the conventions for such rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for such rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Issuance” means, with respect to the Borrower or any of its Subsidiaries, any incurrence, issuance, placement, or assumption of Indebtedness, whether or not evidenced by a promissory note or other written evidence of Indebtedness, except for Indebtedness permitted to be incurred pursuant to Section 9.1.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means the interest rate (including any Applicable Margin) applicable to such Loan plus 2% per annum.

“Default Right” has the meaning set forth in Section 12.23(b).

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower),

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or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Defendant” means, with respect to any HC Claim, (a) if such HC Claim has commenced, the named defendant therein, or (b) if such HC Claim has not commenced, the Persons threatened with the HC Claim.

“Disciplinary Action” means, with respect to any Person, any motion or action by or before any Governmental Authority (including, without limitation, any court, arbitrator, arbitration panel, State Bar Association and any other regulatory authority relating to attorney professional conduct) which alleges that such Person committed any professional misconduct (including, without limitation, any violation of any Disciplinary Rules) and for which a penalty is sought (whether such penalty is money damages or restitution, the referral of such Person to any such Governmental Authority, or the suspension or disbarment of any such Person).

“Disciplinary Rules” means, with respect to any Person, any and all disciplinary rules and professional ethics rules applicable to such Person, or any lawyers employed by such Person, including the rules of professional conduct of any State or State Bar Association applicable to such Person.

“Disqualified Persons” means (1) each and all of the Persons listed on Schedule 1.1(c), as such schedule may be updated from time to time by the Borrower to include additional direct competitors engaged in the medical subrogation business, subject to the consent of the Administrative Agent in its reasonable discretion and (2) any defendant against which any of the Credit Parties or its Affiliates has filed suit, from time to time, with respect to HC Claims owned by any of the Credit Parties or its Subsidiaries, including but not limited to property and casualty insurers, pharmaceutical companies, group health insurers, and healthcare device manufacturers.

“Dollars” and the sign “$” mean the lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" has the meaning set forth in the preamble to this Agreement.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.5(b), subject to any consents and representations, if any as may be required therein.

“Enforcement Action” means any (i) judicial or non-judicial foreclosure or enforcement proceeding, the obtaining of a receiver or the taking of any other enforcement action against any Credit Party, including, without limitation, the taking of possession or control of the Collateral, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by the Collateral (other than giving of notices of default and statements of overdue amounts) or (iii) exercise of any right or remedy available to Administrative Agent or Lender under the Credit Documents, at law, in equity or otherwise with respect to any Credit Party.

“Equity Interests” means, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership or limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

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“Erroneous Payment” has the meaning set forth in Section 10.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 10.11(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 10.11(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 10.11(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 10.11(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the conditions or events set forth in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Legal Services Agreement” means that certain Legal Services Agreement dated as of May 23, 2022, by and between Lionheart II Holdings, LLC and 2022 Borrower.

“Facility” means any real property including all buildings, fixtures or other improvements located on such real property now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding

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Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the last day on which such rate was announced.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Milestone” shall have the meaning ascribed to such term in the Collateral Administration Agreement and shall be fulfilled by the date set forth in the Collateral Administration Agreement.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created); and

(c) all obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties).

For purposes hereof, the amount of Funded Debt shall be determined (x) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and deferred purchase obligations under clause (b) and (y) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c).

“Funding Notice” means a notice substantially in the form of Exhibit 2.1(d).

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, accounting principles generally accepted in the United States in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing,

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regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 4.1.

“Guarantors” means (a) each Person identified as a “Guarantor” on the signature pages hereto, (b) each other Person that joins as a Guarantor pursuant to Section 7.14, (c) with respect to (i) Secured Swap Obligations, (ii) Secured Treasury Management Obligations, and (iii) Swap Obligations of a Specified Credit Party (determined before giving effect to Section 4.1 and Section 4.8) under the Guaranty, the Borrower, and (d) their successors and permitted assigns.

“Guaranty” means the Guarantee made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to SECTION 4.

“HC Agreements” means, collectively, the CAA, CRSA and the Side Agreement.

“HC Case Proceeds” means all proceeds, receivables, property, cash, and other consideration constituting payables to any Credit Party with respect to each HC Claim after deducting: (i) pursuant to Exhibit F to the CRSA, Assignor’s 50% of Net Proceeds as defined therein, and (ii) the legal contingency fees payable pursuant to the Existing Legal Services Agreement, which does not exceed 40% of the remaining 50% of such Net Proceeds after deducting Assignor’s 50% payable to Assignor referenced in clause (i) hereof.

“HC Claims” means those certain Claims assigned by Assignor to Assignee pursuant to the CAA including any additional Claims or additional years of Claims (up to December 31, 2022) that may be assigned by Assignor to Assignee, from time to time, pursuant to any amendment or supplement to the CAA. For the avoidance of doubt, any other Claims or rights of recoveries that may be assigned by Assignor

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to an assignee pursuant to agreements that are not the CAA or any of the other HC Agreements, are not HC Claims.

“Healthcare Assignor” means any Person who (a) is (i) a Medicare Advantage Organization or health maintenance organization or (ii) a management service organization, an independent physician association, a medical center, a hospital or other health care organization that is not subject to a downstream capitation agreement in respect of its Claims, (b) contracts with governmental healthcare programs to provide Medicare benefits to persons who are covered under such programs (i.e., Medicare insureds) and (c) has a statutory right to recover from a Responsible Party for conditional payments for healthcare, services or supplies provided to such beneficiary.

“Healthcare Claim” means a Healthcare Assignor’s right, title to, and/or interest in, any and all claims or potential claims, which the Healthcare Assignor now has, or may have in the future (whether or not asserted), including all rights to causes of action and remedies against any Responsible Party at law or in equity. The term “Claim” includes but is not limited to: (i) claims arising under consumer protection statutes and laws; (ii) claims arising under the Medicare Act, 42 U.S.C. § 1395 et seq., including but not limited to the Medicare and Medicare Advantage secondary payer statutes (42 U.S.C. § 1395y(b); 42 U.S.C. § 1395w-22(a)(4)), whether arising from contract, tort, statutory right, or otherwise, in connection with the conditional payment to providers of healthcare services or supplies, and (iii) all right, title, and/or interest in any recovery rights that may exist for any potential cause of action where “secondary payer” status is appropriate under 42 U.S.C. § 1395y(b), 42 C.F.R. § 411.20 et seq., 42 U.S.C. § 1395w-22(a)(4) and 42 C.F.R. § 422.108, even where “secondary payer” status has not been established because liability is not yet proven as of the date that the Claim is identified or discovered, together with all receivables, general intangibles, payment intangibles, and other rights to payment now existing or hereafter arising and all products and proceeds of the foregoing. Notwithstanding the foregoing, the term Claim does not include any payments other than those payments made by Healthcare Assignor pursuant to the Healthcare Assignor’s (1) Medicare Advantage Organization agreement with the Center for Medicare & Medicaid Services or (2) downstream risk agreement with a Medicare Advantage Organization, as a management services organization, independent practice association, or other entity.

“Healthcare Legal Services Agreement” means that certain HC Claims Servicing Agreement dated on or about the Initial Closing Date, among the Owner Pledgor, the Borrower and the certain third parties signatory thereto.

“HHI Agent” means Hazel Holdings I LLC, a Delaware limited liability company.

“HHI Lender” means Hazel Holdings I LLC, a Delaware limited liability company.

“HHI Loan Modification” has the meaning set forth in Section 11.9(b).

"HHI Credit Agreement" means that certain Credit Agreement by and among Borrower, Owner Pledgor, Assignee, HHI Agent and HHI Lender to be dated as of the Effective Date in connection the HHI Loan.

"HHI Loan" means the term loan in the original principal amount of approximately $250,000,000 to be made by the HHI Lender or its affiliate to the Owner Pledgor pursuant to the HHI Credit Agreement.

"HHI Loan Documents" means the agreements, instruments and documents executed and delivered in connection the HHI Credit Agreement.

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“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under Applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such Applicable Laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allow.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all Funded Debt;

(b) all guarantees in respect of Indebtedness of another Person; and

(c) all Indebtedness of the types referred to in clauses (a) and (b) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.2(b).

“Initial Closing Date” means March 6, 2023.

“Insurance Company” means, in relation to any Defendant, any duly licensed insurance company that shall have issued an insurance policy that will pay the gross litigation proceeds due (if any) in respect of the related HC Claim.

“Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises related to intellectual property, licenses related to intellectual property and other intellectual property rights.

“Interest Payment Date” means (i) the last Business Day of each three (3) month interval and, without duplication, the last Business Day of such Interest Period and (ii) the Maturity Date.

“Interest Period” means, in connection with a SOFR Loan, an interest period of twelve (12) months, (a) initially, commencing on the Credit Date thereof; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a Calendar Month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a Calendar Month, and (iii) no Interest Period with respect to any Term Loan shall extend beyond the Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, or (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"IP License Agreement" means, the intellectual property licensing agreement dated on or about March 6, 2023, entered into by the Owner Pledgor and the Administrative Agent.

“IRS” means the United States Internal Revenue Service.

“Key Person” means John Ruiz and Frank Quesada.

“Lender” means each party with a Term Loan Commitment, together with its successors and permitted assigns. The initial Lenders are identified on the signature pages hereto and are set forth on Appendix A.

“Lender Authorization Letter” means a letter in substantially the form attached hereto as Exhibit 1.1 which grants the Administrative Agent and the Servicer (on behalf of the Lender) the power of attorney to deal directly with any QSF, any case management entity or any other entity that is dispensing HC Case Proceeds. The Lender agrees (and shall direct the Servicer) not to deliver a Lender Authorization Letter to any Person unless an Event of Default shall have occurred and be continuing.

“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means any Term Loan.

“Loan Modification” has the meaning set forth in Section 11.9(a).

“Loan Purchase Price” has the meaning set forth in Section 11.6(a).

“Margin Stock” has the meaning ascribed thereto in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means any event, condition, action, omission, change or state of facts that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a material adverse effect with respect to (a) the business operations, properties, assets, or financial condition of a Credit Party; (b) the ability of the Credit Parties, taken as a whole, to fully and timely perform the Obligations; (c) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document to which it is a party; (d) the value of the whole or any material part of the Collateral or the priority of Liens in the whole or any material part of the Collateral in favor of the Administrative Agent for the holders of the Obligations; or (e) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent and any Lender or any holder of Obligations under any Credit Document.

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“Material Contract” means each of the HC Agreements, the Collateral Administration Agreement and the Healthcare Legal Services Agreement.

“Maturity Date” means March 31, 2026; provided, that, if as of such date the Obligations shall not have been satisfied in full, upon the Borrower's request, Administrative Agent, in its sole discretion, may extend such date by up to one (1) Calendar Year, provided further, that, in each case, if such date is not a Business Day, the Maturity Date shall be the first Business Day immediately preceding such date.

“Medicare Advantage Organization” means a company that has a contract with the Center for Medicare & Medicaid Services to provide Medicare Advantage plans and benefits to individuals.

“Milberg” means Milberg Coleman Bryson Phillips Grossman LLC.

“Monetary Cure Period” has the meaning set forth in Section 11.4.

“Moody’s” means Moody’s Investor Services, Inc., together with its successors.

“MSPA” means the Medicare Secondary Payer Laws and various corresponding legal or equitable theories that provide for the reimbursement by persons or entities which may be liable to reimburse Assignor under applicable law, including, but not limited to, the secondary payer provisions of the Medicare statute, 42 U.S.C. § 1395y(b), 42 C.F.R. § 411.20 et seq., the Medicare Advantage statute, 42 U.S.C. § 1395w-22(a)(4), 42 C.F.R. § 422.108, or under any other theories of law or causes of action, for the provision of healthcare, services or supplies that have been conditionally paid for by the Assignor.

“MSP Instruction Letters” means instruction letters delivered to Payors to deliver or pay all recoveries under the HC Claims.

“MSP Operating Account” means the account set forth Annex I hereto, whereby the Owner Pledgor has instructed the Administrative Agent in writing to deposit the Initial Advance.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to or was required to contributed to, and still has liability.

“Non-Consenting Lender” has the meaning set forth in Section 2.15.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Term Loan Note.

“Obligations” means all obligations, indebtedness and other liabilities of every nature (a) of each Credit Party from time to time owed to the Administrative Agent (including former Administrative Agents), the Lenders (including former Lenders in their capacity as such) or any of them under any Credit Document, and (b) with respect to the Administrative Agent, consisting of Erroneous Payment Subrogation Rights.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Budget” means, with respect to any Calendar Year, a detailed projection of all estimated income, expenses and costs of the Borrower for each quarter of such Calendar Year based on projected

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operating expenses and other related overhead expenses during such Calendar Year, as prepared by the Borrower on a basis consistent with the intent and purposes of this Agreement (with the understanding that the operations and the related expenses of the Borrower are expected to grow during the term) and after consultation with and taking into account the recommendations of the Administrative Agent, and as amended or restated from time to time in accordance with, Section 7.2(e).

“Operating Committee” means the “Operating Committee” as defined in the Collateral Administration Agreement dated on or about the date hereof.

“Operational Collection Escrow” means an escrow account to be held in the name of the Administrative Agent up to a maximum amount of thirty-five million dollars ($35,000,000.00).

“Operational Collection Payments” means payments made from the Operational Collection Escrow pursuant to Section 2.1(c).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its articles of organization, certificate of formation or comparable documents, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official, and (e) with respect to any designated or registered series of a limited liability company, a certificate of designated or registered series, as amended, and any operating agreement that governs such series, as amended.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15).

“Outstanding Amount” means on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term Loan on such date.

“Owner Pledgor” has the meaning set forth in the introductory paragraph hereto.

“Owner Security Agreement” means that certain Amended and Restated Owner Security Agreement, dated on or about the date of this Agreement, executed by the Owner Pledgor in favor of the Administrative Agent for the benefit of the holders of the Obligations, as such agreement may be amended, supplemented, modified or amended and restated from time to time.

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“P&C Carriers” shall mean any property and casualty insurance companies, auto insurance companies, no fault insurance companies, and/or workers’ compensation laws or plans.

“P&C Claims Paid Value” means the aggregate of potentially recoverable amounts from any Person with respect to any Claim related to the P&C Carriers, to which the Owner Pledgor or any of its Affiliates is contractually entitled, as reasonably identified by the Owner Pledgor in the “Funnel Calculations”, based on the aggregate amount such Person has indicated as the “Paid Amount” in the Claims Data and information provided by such Person in respect of such Claim. If the Claims Data provided by such Person with respect to such Claims show a “Paid Amount” value of zero or otherwise refer to “encounter data” under a capitation agreement, then the “Paid Amount” for any such Claims shall be determined by reference to the applicable Medicaid and Medicare rate tables. When these rate tables do not specifically identify a “Geo Zip”, the lowest possible rates shall be used. Any Claims listed with “encounter data” or “Paid Amount” values of zero and not otherwise related to a capitation agreement will have a Paid Amount of zero.

“Participant” has the meaning set forth in Section 12.5(d).

“Participant Register” has the meaning set forth in Section 12.5(d).

“Patriot Act” has the meaning set forth in Section 6.18(f).

“Payment Recipient” has the meaning set forth in Section 10.11(a).

“Payor” means, with respect to a HC Claim, the payor, the related Defendant, Insurance Company, third party administrator, QSF, trustee, agent, lien resolution party, or plaintiff steering committee (or related sub-committee) handling distributions with respect to such HC Claim, or, if such Person is not handling such distributions, the court in which such HC Claim is currently filed or the court-appointed party responsible for making such distributions, including without limitation, the Person directed or obligated to make the scheduled payments under the CAA, including, any Responsible Party, and/or any guarantor of any of the same.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA and which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability.

“Permitted Holders” means, collectively, direct and indirect natural person owners and any other equity holders of Owner Pledgor as of the Closing Date.

“Permitted Lender Expenses” means the reasonable costs and expenses incurred by the Lender (and its professional advisors) following the Effective Date in connection with the amendment, waivers and due diligence (following occurrence of an Event of Default) of this Agreement and the other Credit Documents, and which costs and expenses the Borrower shall reimburse to the Lender or shall pay or cause to be paid. “Permitted Lender Expenses” shall include, without limitation, the expenses set forth in Section 7.12 hereof.

“Permitted Liens” means each of the Liens permitted pursuant to Section 9.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Platform” has the meaning set forth in Section 12.1(d).

“Principal Office” means, for the Administrative Agent, such Person’s “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to the Borrower and each Lender.

“Proceeding” has the meaning set forth in Section 11.3(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Notice” has the meaning set forth in Section 11.6(a).

“Purchase Option Event” has the meaning set forth in Section 11.6(a).

“QFC” means as defined in Section 12.23(b).

“QFC Credit Support” means as defined in Section 12.23.

“QSF” means any qualified settlement fund under Section 468B of the Internal Revenue Code into which any HC Case Proceeds may at any time be deposited.

“QSF Instruction Letter” means a letter in substantially the form of Exhibit 1.2 executed by any QSF pursuant to which the QSF manager agrees to directly deposit into a Controlled Account any HC Case Proceeds from any HC Claims being administered by said QSF.

“Qualified Institution” means any Depository Institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank) that (i) either (a) has or the parent of which has no less than $3 billion in total assets, is not subject to a cease and desist order issued by any Governmental Authority, and has a long-term senior unsecured debt rating of Baa3 or better by Moody’s and BBB- or better by S&P or (b) is otherwise acceptable to the Administrative Agent, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning set forth in Section 12.5(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning set forth in Section 10.6(b).

“Required Lenders” means, as of any date of determination, (a) if there is one (1) Lender, such Lender, (b) if there are two (2) or more Lenders and all such Lenders are affiliated, all of such Lenders, (c) if there are two (2) or more Lenders (other than as provided in clause (2)), at least two (2) unaffiliated Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit

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Exposures of all Lenders,; provided, that, the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resignation Effective Date” has the meaning set forth in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Party” means an insurance carrier, employer, or other person which may be liable to reimburse an Assignor and/or a Healthcare Assignor under applicable law, including but not limited to the secondary payer provisions of the Medicare statute, 42 U.S.C. §1395y(b), 42 C.F.R. §411.20 et seq., the Medicare Advantage statute, 42 U.S.C. §1395w-22(a)(4), 42 C.F.R. §422.108, or under any other theories of law or causes of action, for the provision of healthcare, services or supplies that have been conditionally paid for by the Assignor.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., together with its successors.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means (a) a country, territory or a government of a country or territory, (b) an agency of the government of a country or territory, or (c) an organization directly or indirectly owned or controlled by a country, territory or its government, that is subject to Sanctions.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Second Milestone” shall have the meaning ascribed to such term in the Collateral Administration Agreement and shall be fulfilled by the date set forth in the Collateral Administration Agreement.

“Secured Parties” and “Secured Party” means, collectively, the Administrative Agent, the Servicer and the Lender.

“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences

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of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose subsidiary or affiliate (a “Securitization Subsidiary”) or any other Person.

“Security Agreements” means, collectively, the Owner Security Agreement, the Borrower Security Agreement, the Series Security Agreement, and any other pledge agreements or security agreements that may be given by any Credit Party pursuant to the terms hereof, in each case as the same may be amended and modified from time to time; and “Security Agreement” means any such agreement.

“Series Security Agreement” means that certain Series Security Agreement, dated as of the date of this Agreement, executed by the Assignee in favor of the Administrative Agent for the benefit of the holders of the Obligations.

“Servicer” means the entity appointed by the Administrative Agent (at its own expense) to be the “Servicer” under this Agreement and any Account Administration Agreement, and its successors and assigns, or such other servicer as the Lender (at its own expense) may designate from time to time.

“Settlement Date” means (a) the twentieth (20th) Business Day of January, April, July and October (or such earlier Business Day in any such Calendar Month to which the Administrative Agent may agree in writing in its sole and absolute discretion), beginning with April 2023, and ending on (and including) the Maturity Date, and/or (b) as applicable, the second Business Day after the Borrower’s notice to the Administrative Agent that the balance of the Available Funds deposited in the Borrower Lockbox Account equals to or exceeds $1,250,000.

“Settlement Report” as defined in Section 7.1(b)(i).

“Side Agreement” means that certain Side Agreement, dated December 23, 2021, between the Assignor and the Assignee.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property and assets of such Person is greater than the total amount of liabilities, including, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such

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liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Debt” means any Indebtedness of the Borrower or any of its Subsidiaries that by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Credit Documents on terms and conditions, and evidenced by documentation, reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture, other business entity, including, if such Person is a limited liability company, a designated or registered series of such Person, of which, in each case, more than fifty percent (50%) of the Equity Interests or Voting Stock is at the time owned or controlled, directly or indirectly, by that Person; provided, that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Borrower.

“Supported QFC” has the meaning set forth in Section 12.23.

“Synthetic Lease” means a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means, collectively, the Term Loan A and Term Loan B.

“Term Loan A” has the meaning set forth in Section 2.1(a) (and includes the Initial Advance) and the principal amount of each Term Loan A is computed as set forth in such section.

“Term Loan A Commitment” means, for each Lender, the commitment of such Lender to make a portion of the Term Loan A hereunder. The Term Loan A Commitment of each Lender as of the Effective Date is set forth on Appendix A. Term Loan A Commitments of all of the Lenders as in effect on the Effective Date is THIRTY MILLION DOLLARS ($30,000,000.00).

“Term Loan A Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of the Term Loan A, and (b) the denominator of which is the aggregate outstanding principal amount of the Term Loan A. The initial Term Loan A Commitment Percentage of each Lender as of the Effective Date is set forth on Appendix A.

“Term Loan Note A” means a promissory note in the form of Exhibit 2.1(a), as it may be amended, supplemented or otherwise modified from time to time.

“Term Loan B” has the meaning set forth in Section 2.1(b) and the principal amount of each Term Loan B is computed as set forth in such section .

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“Term Loan B Commitment” means, for each Lender, the commitment of such Lender to make a portion of the Term Loan B hereunder. The Term Loan B Commitment of each Lender as of the Effective Date is set forth on Appendix A. Term Loan B Commitments of all of the Lenders as in effect on the Effective Date is EIGHTEEN MILLION DOLLARS ($18,000,000.00).

“Term Loan B Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of the Term Loan B, and (b) the denominator of which is the aggregate outstanding principal amount of the Term Loan B. The initial Term Loan B Commitment Percentage of each Lender as of the Effective Date is set forth on Appendix A.

“Term Loan Note B” means a promissory note in the form of Exhibit 2.1(b), as it may be amended, supplemented or otherwise modified from time to time.

“Term Loan Commitment Percentage” means for each Lender providing a portion of a Term Loan, a fraction (expressed as a percentage carried to the ninth decimal place), (i) the numerator of which is the outstanding principal amount of such Lender’s portion of such Term Loan, and (ii) the denominator of which is the aggregate outstanding principal amount of such Term Loan.

“Term Loan Commitments” means, for each Lender, (a) such Lender’s Term Loan A Commitment and (b) such Lender’s Term Loan B Commitment.

“Term Loan Notes” means the Term Loan A Note, the Term Loan B Note and any other promissory notes given to evidence Term Loans hereunder.

“Term SOFR” means the forward-looking term Secured Overnight Financing Rate (SOFR) for the Interest Period provided by the Term SOFR Administrator, and displayed on the CME Market Data Platform (or, if the Administrative Agent elects, Bloomberg, Refinitiv or another other commercially available source authorized by the Term SOFR Administrator and selected by the Administrative Agent) at approximately 6:00 a.m. (New York City time) two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period (the “Observation Date”); provided, that, if Term SOFR shall be less than 0.00%, then Term SOFR shall be deemed to be 0.00% for purposes of this Agreement. Any change in Term SOFR from one month to the next shall be effective from and including the first day of each month with or without notice to the Borrower.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited, or a successor administrator of Term SOFR.

“Total Credit Exposure” means, as to any Lender at any time, the sum of (a) the Outstanding Amount of the portion of the Term Loan A of such Lender at such time, plus (b) the Outstanding Amount of the portion of the Term Loan B of such Lender at such time.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 12.23.

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“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.3(f).

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority (“FCA”), which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“Unpaid Principal Balance” means, as of any date of determination, the aggregate unpaid principal balance of the Term Loan (without giving effect to any original issue discount), including without limitation, any and all interest that has been added to the principal balance of the Term Loan in accordance with Section 2.5(d).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managing members (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Accounting Terms.

(a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Credit Parties to the Lenders pursuant to clauses (a), (b), (c) and (d) of Section 7.2 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 7.2(h), if applicable). If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial covenant or requirement set forth

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in any Credit Document, and either the Borrower or the Required Lenders shall object in writing to determining compliance based on such change, then the Lenders and the Borrower shall negotiate in good faith to amend such financial covenant, requirement or applicable defined terms to preserve the original intent thereof in light of such change to GAAP, provided, that, until so amended such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to clauses (a), (b), (c) and (d) of Section 7.2 as to which no such objection has been made.

(b) Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(c) Notwithstanding anything to the contrary contained herein, all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case of the foregoing, to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor, or a member of its consolidated group, is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

Section 1.3 Rules of Interpretation.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision hereof or thereof, (iv) all references in a Credit Document to Sections, Exhibits, Appendices and Schedules shall be construed to refer to Sections of, and Exhibits, Appendices and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any references to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) The terms lease and license shall include sub-lease and sub-license.

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(c) All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, shall have the meanings assigned to them in the UCC of the relevant jurisdiction, with the term “instrument” being that defined under Article 9 of the UCC of such jurisdiction.

(d) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) To the extent that any of the representations and warranties contained in Section 6 under this Agreement or in any of the other Credit Documents is qualified by materiality or reference to “Material Adverse Effect”, the qualifier “in all material respects” contained in Section 5.2(c) and the qualifier “in any material respect” contained in Section 9.1(e) shall not apply.

(f) Whenever the phrase “to the knowledge of” or words of similar import relating to the knowledge of a Person are used herein or in any other Credit Document, such phrase shall mean and refer to the actual knowledge of the Authorized Officers of such Person.

(g) This Agreement and the other Credit Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Credit Parties, and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Credit Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(h) Unless otherwise indicated, all references to a specific time shall be construed to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts and “$” shall mean Dollars.

(i) Any reference herein or in any other Credit Document to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder and under each other Credit Document (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.4 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or any related spread or other adjustment, including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain

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Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.5 Conforming Changes Relating to Term SOFR. In connection with the use or administration of Term SOFR the Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary contained herein or in any other Credit Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Conforming Changes in connection with the use or administration of Term SOFR.

Section 1.6 Servicer. Each party hereto acknowledges and agrees that the Administrative Agent appoint a “Servicer” and that upon the execution by the Servicer of a joinder to this Agreement it shall automatically become a party hereto and shall be entitled to all the rights and benefits and be subject to the obligations of the “Servicer” set forth in this Agreement. Until the execution of such joinder by the Servicer, all references to “Servicer” in this Agreement shall refer to the “Administrative Agent” and the Administrative Agent shall be entitled to all the right and benefits and be subject to the obligations of the Servicer set forth in this Agreement until a Servicer is appointed in its place.

Section 1.7 Amendment and Restatement. On the Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety hereby. The parties hereto acknowledge and agree that (i) this Agreement and the other Credit Documents executed and delivered in connection herewith do not constitute a novation or termination of the obligations under the Existing Credit Agreement as in effect prior to the Effective Date and (ii) such obligations are in all respects continuing with only the terms thereof being modified as provided in this Agreement in full respects.

Section 1.8 Reaffirmation of Credit Documents.

(a) Each of the Credit Parties hereby (a) acknowledges and consents to the execution and delivery of each of the instruments, documents and agreements required in connection with this Agreement, (b) agrees that this Agreement and the transactions contemplated hereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Collateral Documents and the other Credit Documents to which it is a party effective immediately prior to the date hereof except to the extent modified, amended, amended and restated, limited or diminished in any amendments or amendments and restatements thereto, and (c) reaffirms all of its obligations and Liens on any collateral which have been granted by it in favor of the Administrative Agent under the Credit Documents to which it is a party effective immediately prior to the date hereof except to the extent modified, amended, amended and restated, limited or diminished in any amendments or amendments and restatements thereto.

(b) Notwithstanding the modifications and amendment and restatement effected by this Agreement of the representations, warranties and covenants of Credit Parties contained in the Existing Credit Agreement, the Credit Parties acknowledge and agree that (i) any causes of action or created prior to the Effective Date in favor of any Secured Party and its successors arising out of the representations and warranties of the Credit Parties contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Existing Credit Agreement shall survive the

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execution and delivery of this Agreement and be subject to the terms of this Agreement; and (ii) indemnification obligations of the Credit Parties pursuant to the Existing Credit Agreement arising immediately prior to the Effective Date shall survive the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement.

Section 1.9 No Novation. Neither this Agreement nor the effectiveness of the amendments to the Existing Credit Agreement effected hereby shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement prior to the Effective Date. Nothing herein contained shall be construed as a substitution or novation of any of the obligations outstanding under the Existing Credit Agreement, outstanding and continue on the terms thereof as being modified and amended and restated by this Agreement.

SECTION 2
THE LOANS

Section 2.1 Term Loan A and Term Loan B.

(a) Term Loan A.

(i) Subject to the terms and conditions set forth herein, the Lender will make advances of its Tranche A Commitment Percentage of a term loan (the “Term Loan A”) in an actually funded amount not to exceed the aggregate Term Loan A Commitment. The Lender intended to disburse Term Loan A in Dollars in equal consecutive monthly installments commencing on January 25, 2023 (the “January Installment”), with the final installment being funded on June 25, 2023. However, the Parties agree that as of the Initial Closing Date, the conditions set forth in Section 5.1 and Section 5.2 (the “Funding Conditions”) have not been satisfied and as an accommodation to the Borrower, the Lender has agreed to fund the first two installments of $10,000,000 that would have been funded on January 25, 2023 and February 25, 2023 into the MSP Operating Account two (2) Business Days after the Initial Closing Date (the “Initial Advance”) prior to such Funding Conditions being satisfied. Other installments of Term Loan A other than the Initial Advance will be funded on the 25th day of each month following the Initial Closing Date (each, a “Funding Date”); provided, that, subject to Section 2.1(a)(iii) below, if on any Funding Date the Borrower has not satisfied the Funding Conditions, Lender shall be under no obligation to disburse any portion of the Term Loan A; provided further that, if the Closing Date occurs on or after March 27, 2023, the Lender hereby agrees that it shall fund on the Closing Date the third installment of $5,000,000 that would have been funded on March 27, 2023 (the "March Installment") so long as the conditions precedent to the Closing Date in Section 5.1 and Section 5.2 (other than Section 5.2(e)) shall have been satisfied; provided further, that no disbursement will be made after the final disbursement on June 25, 2023. The Borrower and Lenders agree that each such installment actually funded by the Lenders represent 60% of the principal amount of such Loan. Accordingly, the principal amount of each Term Loan A funded under this clause equals such amount actually funded by the Lenders divided by 0.6 and the aggregate principal amount of Term Loan A is the sum of the principal amount of all such Loans. For the avoidance of doubt, on each such borrowing date each Lender shall advance to Borrower an amount equal to 60% of its ratable share of all the Loans requested by Borrower as of such date in exchange for Borrower’s obligations to repay in full the principal amount of such Loans, plus interest accrued thereon in accordance with the terms hereof.

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(ii) Term Loan A shall be evidenced by one or more secured promissory notes (collectively, the “Term Loan Note A”) in substantially the form attached hereto as Exhibit 2.1(a). The Term Loan A shall consist of SOFR Loans. Amounts repaid on the Term Loan A may not be reborrowed. For the avoidance of doubt, Lender shall not be under any obligation to fund all or any portion of the Term Loan A (except for the Initial Advance, which shall be funded by the Lenders within two days after execution of this Agreement, without regards to any conditions in Section 4.1 and Section 4.2 hereof or any other conditions) until the Borrower has satisfied the conditions in Section 4.1 and Section 4.2 hereof (except for Section 5.2(e) in respect of the March Installment) and subject always to the terms of Section 2.1(a)(ii).

(iii) Notwithstanding the provisions of Section 2.1(a)(i) and Section 2.1(a)(ii), in the event that the conditions in Section 5.1 and Section 5.2 have been met but any of the Claim Filing Milestone, First Milestone or Second Milestone has not been met, at the request of the Borrower, the Lenders shall fund, on the applicable Funding Date, 50% of the applicable monthly installment of Term Loan A (except for the Initial Advance and the March Installment which shall be funded in full pursuant to Section 2.1(a)(i) above) to the Borrower.

(b) Term Loan B.

(i) Subject to the terms and conditions set forth herein, the Lender will make advances of its Tranche B Commitment Percentage of a term loan (the “Term Loan B”) in an amount not to exceed the aggregate Term Loan B Commitment, which Term Loan B will be disbursed to the Borrower in Dollars in six (6) equal consecutive monthly installments commencing on July 25, 2023 and continuing on the 25th day of each month thereafter, subject to the provision of Section 2.1(b)(iii). The Borrower and Lenders agree that each such installment funded by the Lenders represent 60% of the principal amount of such Loan. Accordingly, the principal amount of each Term Loan B funded under this clause equals such amount funded by the Lenders divided by 0.6 and the aggregate principal amount of Term Loan B is the sum of the principal amount of all such Loans. For the avoidance of doubt, on each such borrowing date each Lender shall advance to Borrower an amount equal to 60% of its ratable share of all the Loans requested by Borrower as of such date in exchange for Borrower’s obligations to repay in full the principal amount of such Loans, plus interest accrued thereon in accordance with the terms hereof.

(ii) The Term Loan B shall be evidenced by one or more secured promissory notes (collectively, the “Term Loan Note B”) in substantially the form attached hereto as Exhibit 2.1(b). The Term Loan B shall consist of SOFR Loans. Amounts repaid on the Term Loan B may not be reborrowed. For the avoidance of doubt, Lender shall not be under any obligation to fund all or any portion of the Term Loan B until the Borrower has satisfied the conditions in Section 4.1 and Section 4.2 hereof and subject always to the terms of Section 2.1(b)(iii).

(iii) Notwithstanding the provisions of Section 2.1(b)(i) and Section 2.1(b)(ii), in the event that the conditions in Section 5.1 and Section 5.2 have been met but any of the Claim Filing Milestone, First Milestone or Second Milestone has not been met the Lenders shall fund, on the applicable Funding Date, 50% of the applicable monthly installment of Term Loan B to the Borrower (or, if in accordance with agreed Cost Savings directly to recovery service providers, as described in the Healthcare Legal Services Agreement),

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provided that if and to the extent any amount of Cost Savings agreed as below, such funding amount (i..e, 50% of the applicable monthly installment of Term Loan B) shall be reduced, on a dollar for dollar basis, by such amount of Cost Savings. Cost Savings shall be identified and agreed by the Operating Committee prior to the applicable Funding Date, and shall be determined as the minimum cash cost necessary to enable the Borrower to service the HC Claims, according to the principles set out in the Healthcare Legal Services Agreement, as compared to the funding amount; it being understood and agreed that such Cost Savings shall not be reduced by any expenses required to implement such Cost Savings. The Operating Committee shall begin its review of costs upon the first to occur of (i) failure to meet the First Milestone, (ii) failure to meet the Second Milestone and (iii) failure to meet the Claim Filing Milestone, and shall identify the aggregate amount of Cost Savings to be deducted from the funding amount of the applicable monthly installment of Term Loan B at least three (3) Business Days prior to the first installment payment; provided, however, that if such failure occurs less than thirty (30) days prior to July 25, 2023, then the first installment payment shall be delayed to provide the Operating Committee at least thirty (30) days to review the cost savings that may be achieved and make its determination.

(c) Operational Collection Payments. Subject to the terms and conditions set forth herein, and subject to the satisfaction of the Operating Committee, in its sole discretion, that the Credit Parties lack sufficient financial resources for funding of general corporate purposes and working capital needs, the Administrative Agent will make payments to the Borrower or recovery service providers (as described in the Healthcare Legal Services Agreement) from the Operational Collection Escrow (the “Operational Collection Payments”) in an amount necessary for servicing the HC Claims as determined by the Operating Committee, according to an agreed budget as set out in the Healthcare Legal Services Agreement, and not to exceed the aggregate amount of the funds available in the Operational Collection Escrow. Payments will be disbursed to the Borrower in Dollars in twelve (12) consecutive monthly installments, in amounts not to exceed $3,000,000 (except for the last installment which will be in an amount of $2,000,000) commencing on January 25, 2024 and continuing on the 25th day of each month thereafter until December 2024. After 2024, any amounts in the Operational Collection Escrow will be funded at the Lender’s discretion for servicing the HC Claims. Notwithstanding anything to the contrary, the Credit Parties do not have to repay any Operational Collection Payments received and none of the Operational Collection Payments shall accrue any interest, and, for the avoidance of doubt, Lender shall not be under any obligation to fund all or any portion of the Operational Collection Payments until the Borrower has satisfied the conditions in Section 4.1 and Section 4.2 hereof.

(d) Mechanics for Term Loans.

(i) (a) Any Term Loan A shall be made in integral multiples of $5,000,000 and (b) any Term Loan B shall be made in integral multiples of $3,000,000.

(ii) Whenever the Borrower desires that the Lenders make a Loan, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice (the “Funding Notice”) in substantially the form attached hereto as Exhibit 2.1(d), no later than 1:00 p.m. at least three (3) U.S. Government Securities Business Days in advance of the proposed Credit Date. Except as otherwise provided herein, any Funding Notice shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

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(iii) Notice of receipt of each Funding Notice in respect of each Term Loan, together with the amount of each Lender’s Term Loan Commitment Percentage thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 1:00 p.m.) not later than 4:00 p.m. on the same day as the Administrative Agent’s receipt of such notice from the Borrower.

(iv) Each Lender shall make its Term Loan Commitment Percentage of the requested Term Loan available to the Administrative Agent not later than 11:00 a.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Credit Extension available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all Loans received by the Administrative Agent in connection with the Credit Extension from the Lenders to be paid to the Borrower Operating Account.

(e) Initial Advance. Lender will fund the Initial Advance (regardless of whether the conditions in Section 5.1 or Section 5.2 have been satisfied). The Initial Advance will be subject to the terms of the Credit Documents and subject to the security interest agreed therein and will accrue interest from the date of the Initial Advance, until repaid in full and for the avoidance of doubt, the Initial Advance will reduce the Term Loan A Commitment as set forth herein. If the Closing Date does not occur and all of the Credit Documents are not consummated for any reason (including the failure to satisfy the conditions in Section 5.1 or Section 5.2 hereof or an election by the Lender not to consummate the transaction), the Initial Advance (plus accrued interest at the interest rate applicable to the Term Loan set forth in this Agreement) will be due and payable in full by the Borrower (including the accrued interest thereon) two (2) Business Days following any notice by Lender that it has elected not to consummate the Loan.

Section 2.2 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective pro rata shares of the Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment, or the portion of the aggregate outstanding principal amount of the Term Loans, of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds.

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(e). In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds

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with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to SOFR Loans, plus, in either case, any administrative, processing or similar fees customarily charged by the Administrative Agent in connection therewith. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Notices given by the Administrative Agent under this subsection (b) shall be conclusive absent manifest error.

Section 2.3 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower and each other Credit Party to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or the Borrower’s obligations in respect of any applicable Loans; provided, further, that, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern in the absence of demonstrable error therein.

(b) Notes. The Borrower shall execute and deliver to each (i) Lender on the Closing Date and (ii) Person who is a permitted assignee of such Lender pursuant to Section 12.5, in each case to the extent requested by such Person, a Note or Notes to evidence such Person’s portion of the Term Loans, as applicable.

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Section 2.4 Scheduled Principal Payments. Commencing with the first full month ending after each advance of a Term Loan, the Borrower shall repay the outstanding principal amount of the Term Loan from and to the extent of Available Funds, applied in accordance with Section 2.11 without penalty or premium; provided, that,, the aggregate principal amount of the Term Loans (including any amount of interest that has been added to the principal balance pursuant to Section 2.5(d)), shall be repaid in full on the Maturity Date.

Section 2.5 Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at a rate equal to Term SOFR plus the Applicable Margin and may be paid in kind in accordance with Section 2.5(d).

(b) Interest payable pursuant to this Section 2.5 shall be computed on the basis of (i) for interest at the Base Rate, a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and (ii) for all other computations of fees and interest, a year of three hundred sixty (360) days, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, shall be excluded; provided, that, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(c) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on: (i) each Interest Payment Date applicable to that Loan, (ii) upon any prepayment of that Loan (other than a voluntary prepayment of a Term Loan which interest shall be payable in accordance with clause (i) above), to the extent accrued on the amount being prepaid and (iii) at maturity, including final maturity.

(d) Any interest that accrues on the Loan during any Interest Period that remains unpaid on the related Interest Payment Date shall be paid-in-kind and added to the principal balance of the Loans as of such Interest Payment Date automatically and without the requirement for any notice by any party.

Section 2.6 Default Rate of Interest.

(a) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(b) If any amount (other than principal of any Loan) payable by any Credit Party under any Credit Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then at the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(c) During the continuance of an Event of Default under Section 9.1(g) or Section 9.1(h), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at

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a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(d) During the continuance of any Event of Default (other than an Event of Default under Section 9.1(g) or Section 9.1(h)), the Borrower shall, at the request of the Required Lenders, pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(e) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(f) Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.7 Payment of Collections into Borrower Operating Account. On any day the Borrower or other Credit Party receives a Collection, the Borrower or such other Credit Party on behalf of itself and the Borrower, shall deposit (or cause to deposit), in cash, the amount of such Collection in the Borrower Lockbox Account for application in accordance with Section 2.11.

Section 2.8 Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) The Loans may be repaid in whole without premium or penalty on any Business Day (subject to Section 3.1), and the outstanding Commitments may be reduced or terminated by the Borrower in part (in minimum Commitment amounts of no less than $20,000,000) or in whole without premium or penalty on any Business Day upon at least 5 Business Days' prior written notice to the Lender;

(ii) All such prepayments shall be made upon not less than three (3) U.S. Government Securities Business Days’ prior written or telephonic notice, given to the Administrative Agent by 11:00 a.m. on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for a Credit Extension by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.10(a).

(b) Mandatory Prepayments.

(i) If the P&C Claims Paid Value in respect of the HC Claims become less than 75% of the consolidated P&C Claims Paid Value in respect of all Claims in which the Owner Pledgor or its Affiliates has ownership or interest (including Medicare or any other lines of recovery, such as Medicaid or Commercial) (such occurrence being referred to as the "75% Trigger"), then 50% of (1) any recoveries from Additional Claims and (2) financing raised from Additional Claims or rights thereto (in each case net of reasonable transaction costs and expenses associated therewith) (collectively, the "Lender Portion of

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Additional Claims") shall be used by the Owner Pledgor to prepay the Loans (on behalf of the Borrower), and Owner Pledgor or its Affiliates, as applicable, shall cause the Lender Portion of Additional Claims to be deposited in the Borrower Lockbox Account, to be applied in accordance with Section 2.11.

Section 2.9 Accounts and Amounts.

(a) Borrower Lockbox Account. The Credit Parties shall cause to be established and maintained a deposit account at the Account Bank in the name of the Borrower designated as the Borrower Lockbox Account and the Borrower shall provide the account number of the Borrower Lockbox Account to the Administrative Agent as to which the Administrative Agent shall have control within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Borrower Lockbox Account Control Agreement. The taxpayer identification number associated with the Borrower Lockbox Account shall be that of the Borrower and the Borrower will report for federal, state and local income taxes, the income, if any, represented by the Borrower Lockbox Account. No checks shall be issued, printed or honored with respect to the Borrower Lockbox Account. In the event that any initial or any successor Account Bank ceases to be a Qualified Institution, the Borrower shall, within thirty (30) days thereof, establish new Accounts at a Qualified Institution, and if the related Account is a Controlled Account, prior to establishing any such new Account, the Borrower shall cause each Qualified Institution with which it seeks to establish such Account to enter into a control agreement similar to the Borrower Lockbox Account Control Agreement with respect thereto in form and substance reasonably satisfactory to the Administrative Agent.

(b) Borrower Operating Account. The Credit Parties shall cause to be established and maintained a deposit account at the Account Bank in the name of the Borrower designated as the Borrower Operating Account and the Borrower shall provide the account number of the Borrower Operating Account to the Administrative Agent as to which the Administrative Agent shall have control within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Borrower Operating Account Control Agreement. The taxpayer identification number associated with the Borrower Operating Account shall be that of the Borrower and the Borrower will report for federal, state and local income taxes, the income, if any, represented by the Borrower Operating Account. No checks shall be issued, printed or honored with respect to the Borrower Operating Account. In the event that any initial or any successor Account Bank ceases to be a Qualified Institution, the Borrower shall, within thirty (30) days thereof, establish new Accounts at a Qualified Institution, and if the related Account is a Controlled Account, prior to establishing any such new Account, the Borrower shall cause each Qualified Institution with which it seeks to establish such Account to enter into a control agreement similar to the Borrower Operating Account Control Agreement with respect thereto in form and substance reasonably satisfactory to the Administrative Agent.

(c) Additional Controlled Accounts. The Borrower may from time to time open a new deposit account with the Account Bank, or designate an existing Borrower Account, in each case for the purpose of receiving HC Case Proceeds (any such account, an “Additional Controlled Account”); provided, that, prior to opening any such deposit account or so designating any Borrower Account as an Additional Controlled Account, (a) the Administrative Agent shall have, in its sole and absolute discretion, consented thereto in writing, and (b) the Borrower shall have caused the Account Bank to enter into a control agreement similar to the Borrower Lockbox Account Control Agreement with respect thereto in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion (an “Additional Control Agreement”), (c) the parties to the MSP Instruction Letters shall have amended or supplemented the terms thereof to apply to such accounts in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion (where the Administrative Agent determines in its sole and absolute

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discretion that any such amendment or supplement is necessary), and (d) the Borrower provided the Administrative Agent an updated Schedule 1.1(a) including all information relating to such Additional Controlled Account. Each Additional Control Agreement shall provide that all funds deposited into the Additional Controlled Account will be swept daily into the Borrower Lockbox Account.

Section 2.10 Application of Prepayments. Within each Loan, prepayments will be applied to Loans in direct order of Interest Period maturities. In addition:

(a) Voluntary Prepayments. Voluntary prepayments pursuant to Section 2.8(a) will be applied as specified by the Borrower; provided, that, in the case of prepayments on the Term Loans, (i) the prepayment will be applied ratably to the Term Loans then outstanding and (ii) with respect to each Term Loan then outstanding, the prepayments will be applied to the remaining principal installments thereunder on a pro rata basis.

(b) Mandatory Prepayments. Mandatory prepayments pursuant to Section 2.8(b) will be applied as follows:

(i) Mandatory prepayments with respect to each of the Term Loans will be applied to remaining principal installments thereunder on a pro rata basis.

(c) Prepayments on the Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein (except for Defaulting Lenders where their share will be applied as provided in Section 2.14(a)(ii) hereof).

Section 2.11 Application of Available Funds. Prior to the Maturity Date, and upon satisfactory receipt by the Administrative Agent of the applicable Settlement Report and other supporting documents from the Borrower which the Administrative Agent may reasonably request to appropriately identify pertinent information of all Collections on deposit in the Borrower Lockbox Account as of such date, the Administrative Agent (or, pursuant to an Account Administration Agreement, the Account Administrator on the Lender’s behalf) shall instruct the Account Bank, on each Settlement Date in accordance with the Settlement Report delivered by the Borrower to the Administrative Agent in connection with such Settlement Date (as such report may be adjusted by the Administrative Agent in its good faith discretion), to apply all Available Funds in the following priority (unless otherwise agreed by the Administrative Agent and the Borrower in writing):

(a) First, to the parties entitled thereto upon presentation of written invoice(s) (through the Credit Parties) for the same, such amount of such invoices constituting “Expenses” as defined in Appendix F of the CRSA and “Client Costs” under the Healthcare Legal Services Agreement;

(b) Second, such amount of Available Funds that are Collections from HC Claims (after giving effect to clause First), to the following parties, pro-rata in accordance with their percentage share of the Available Funds as set forth below:

(i) 50% of such Available Funds that are Collections from HC Claims to Assignor;

(ii) 20% of such Available Funds that are Collections from HC Claims to MSP Law Firm;

(iii) 30% of such Available Funds that are Collections from HC Claims (after giving effect to subclauses (i) and (ii) of clause Second) plus Available Funds that are

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Collections from Additional Claims shall be applied by the Administrative Agent for the benefit of the Lender(s) in accordance with clauses Third through to Ninth below;

(c) Third, to the Lenders and the Administrative Agent, pari passu, to pay all due and unpaid Permitted Lender Expenses;

(d) [reserved];

(e) Fifth, of the next one hundred million dollars ($100,000,000.00) of the Available Funds (after giving effect to clauses First through Third above), 35% to be deposited and funded into the Operational Collection Escrow and the other 65% to be paid according to below priority;

(f) Sixth, to the Lender to pay all accrued and unpaid interest on the Loan that has not been paid or capitalized prior to the applicable Settlement Date;

(g) Seventh, to the Lender to repay the Unpaid Principal Balance (including, for the avoidance of doubt, any interest that has been added to principal in accordance with Section 2.5(d)) until paid in full;

(h) Eighth, to the Lender for the payment of all other Obligations (other than un-asserted contingent or reimbursement obligations) until paid in full;

(i) Ninth, to the HHI Lender, to be applied in accordance with the terms of the HHI Loan Documents until paid in full of the obligations under the HHI Loan Documents (other than any un-asserted contingent or reimbursement obligations);

(j) Tenth, to Owner Pledgor, all remaining amounts and proceeds.

All payments made hereunder to the Lender shall be made to the account designated by the Lender in writing from time to time.

Section 2.12 General Provisions Regarding Payments.

(a) All payments by the Credit Parties of principal, interest, fees and other Obligations hereunder or under any other Credit Document shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition. The Administrative Agent shall, and the Credit Parties hereby authorize the Administrative Agent to, debit a deposit account of the Borrower or any of its Subsidiaries held with the Administrative Agent or any of its Affiliates and designated for such purpose by the Borrower or such Subsidiary in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or under any other Credit Document (subject to sufficient funds being available in its accounts for that purpose).

(b) In the event that the Administrative Agent is unable to debit a deposit account of the Borrower or any of its Subsidiaries held with the Administrative Agent or any of its Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or any other Credit Document (including because insufficient funds are available in its accounts for that purpose), payments hereunder and under any other Credit Document shall be delivered to the Administrative Agent, for the account of the Lenders, not later than 2:00 p.m. on the date due at the Principal Office of the Administrative Agent or via wire transfer of immediately available funds to an account designated by the Administrative Agent (or

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at such other location as may be designated in writing by the Administrative Agent from time to time); for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the applicable Credit Party on the next Business Day.

(c) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(d) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable pro rata share of all payments and prepayments of principal and interest due to such Lender hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(e) Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder, but such payment shall be deemed to have been made on the date therefor for all other purposes hereunder.

(f) The Administrative Agent may, but shall not be obligated to, deem any payment by or on behalf of any Credit Party hereunder that is not made in same day funds prior to 2:00 p.m.] to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 10.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate (unless otherwise provided by the Required Lenders) from the date such amount was due and payable until the date such amount is paid in full.

Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(b) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of any of its Loans or other obligations hereunder to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this Section shall apply).

Each of the Credit Parties consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 2.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.4(a)(iii).

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 2.14(a)(iii)) received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 12.3), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.1 and Section 4.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a

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Defaulting Lender shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.15 Removal or Replacement of Lenders. If (a) any Lender requests compensation under Section 3.2, (b) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, (c) any Lender gives notice of an inability to fund SOFR Loans under Section 3.1(b)(i), (d) any Lender is a Defaulting Lender, or (e) any Lender (a “Non-Consenting Lender”) does not consent (including by way of a failure to respond in writing to a proposed amendment, consent or waiver by the date and time specified by the Administrative Agent) to a proposed amendment, consent, change, waiver, discharge or termination hereunder or with respect to any Credit Document that has been approved by the Required Lenders or implemented pursuant to Section 3.1(b)(ii), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.5), all of its interests, rights (other than its rights under Section 3.2, Section 3.3 and Section 12.2) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.5(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.1(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.3, such assignment is reasonably expected to result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with Applicable Law; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, consent, change, waiver, discharge or termination, the successor replacement Lender shall have consented to the proposed amendment, consent, change, waiver, discharge or termination.

Each Lender agrees that in the event it, or its interests in the Loans and obligations hereunder, shall become subject to the replacement and removal provisions of this Section, it will cooperate with the Borrower and the Administrative Agent to give effect to the provisions hereof, including execution and delivery of an Assignment Agreement in connection therewith, but the replacement and removal provisions of this Section shall be effective regardless of whether an Assignment Agreement shall have been given.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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SECTION 3
YIELD PROTECTION

Section 3.1 Making or Maintaining Interest Rates.

(a) Inability to Determine Applicable Interest Rate. Notwithstanding anything to the contrary in this Agreement or any Credit Document, in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any SOFR Loans, that reasonable and adequate means do not exist for ascertaining the interest rate applicable to such SOFR Loans on the basis provided for in the definition of SOFR or Term SOFR, the Administrative Agent shall give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, SOFR Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) with respect to any Loans bearing interest determined in relation to SOFR for any affected Interest Period, such Loans shall automatically continue as, or convert to, Base Rate Loans on the last day of the then current Interest Period applicable thereto, unless the Borrower prepays such Loans in accordance with this Agreement. If the circumstances described in this Section 3.1(a) occur but only with respect to limited, but not all, tenors of the then applicable term rate Benchmark (including Term SOFR), then (x) the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such illegal or impracticable tenor and (y) if a tenor that was removed pursuant to clause (x) of this sentence is subsequently displayed on a screen or information service for a Benchmark, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(b) Illegality or Impracticability of the Benchmark.

(i) Subject to Section 3.1(b)(ii), in the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after notice to and consultation with the Borrower and the Administrative Agent) that a Benchmark Illegality/Impracticability Event has occurred with respect to such Lender, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as SOFR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice, the Affected Lender shall make such Loan as a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option, subject to the provisions of Section 3.1(a), to rescind such Funding Notice as to all Lenders by giving notice (by telefacsimile

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or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 3.1(b)(i) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, SOFR Loans in accordance with the terms hereof. If a Benchmark Illegality/Impracticability Event occurs but only with respect to limited, but not all, tenors of the then applicable term rate Benchmark (including Term SOFR), then (x) the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such illegal or impracticable tenor and (y) if a tenor that was removed pursuant to clause (x) of this sentence is not, or is no longer, subject to a Benchmark Illegality/Impracticability Event, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(ii) Notwithstanding anything to the contrary in this Agreement or any other Credit Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders (individually or jointly) notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Required Lenders (as applicable) have determined, that a Benchmark Illegality/Impracticability Event has occurred, then, on a date and time determined by the Administrative Agent (any such date, the “Benchmark Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated, the then current Benchmark will be replaced hereunder and under any other Credit Document with the Benchmark Replacement.

Notwithstanding anything to the contrary in this Agreement or any other Credit Document, (x) if the Administrative Agent determines that the non-Term SOFR alternatives set forth in the definition of Benchmark Replacement is available on or prior to the Benchmark Replacement Date or (y) a Benchmark Illegality/Impracticability Event has occurred with respect to the non-Term SOFR Benchmark Replacement then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Benchmark Replacement in accordance with this Section 3.1 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including Benchmark Replacement Adjustment giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such Benchmark Replacement Adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and Benchmark Replacement Adjustment shall constitute a Benchmark Replacement. Any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

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The Administrative Agent will notify (in one or more notices) the Borrower and each Lender of the implementation of any Benchmark Replacement.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else to the contrary in this Agreement or any other Credit Document, if at any time any Benchmark Replacement as so determined would otherwise be less than zero percent (0%), the Benchmark Replacement will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Credit Documents.

In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Benchmark Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.1(b)(ii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 3.1(b)(ii).

(c) [Reserved].

(d) Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, as specified in Section 3.1(c) and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(f) Delay in Requests. The Borrower shall not be required to compensate a Lender pursuant to this Section for any such amounts incurred more than six (6) months prior to the date that such Lender delivers to the Borrower the certificate referenced in Section 3.1(e).

Section 3.2 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

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(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender hereunder or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender delivers to the Borrower the certificate referenced in Section 3.2(c) and notifies the Borrower of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3 Taxes.

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(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnification. (1) The Credit Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i) Each Lender shall severally indemnify the Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e) Status of Lenders; Tax Documentation. (2) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(ii) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN-E (or W-8BEN as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN-E (or W-8BEN as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(iii) executed originals of IRS Form W-8ECI;

(iv) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.3-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section

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881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN as applicable); or

(v) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN- E (or W-8BEN as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-2 or Exhibit 3.3-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-4 on behalf of each such direct and indirect partner;

(A) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(B) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to

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this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.3(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 3.4 Mitigation Obligations; Designation of a Different Lending Office. If any Lender requests compensation under Section 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or Section 3.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 4

GUARANTY

Section 4.1 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, any Issuing Bank, the Lenders, the Qualifying Swap Providers, the Qualifying Treasury Management Banks, and the other holders of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due

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(whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents, Swap Agreements, Treasury Management Agreements, or other documents relating to the Obligations, (a) the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (b) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

Section 4.2 Obligations Unconditional.

The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, Swap Agreements, or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this SECTION 4 until such time as the Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Secured Swap Agreement between any Credit Party or any Subsidiary and any Qualifying Swap Provider, or any Secured Treasury Management Agreement between any Credit Party or any Subsidiary and any Qualifying Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Secured Swap Agreements, or such Secured Treasury Management Agreements shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Secured Swap Agreement between any Credit Party or any Subsidiary and any Qualifying Swap Provider or any Secured Treasury Management Agreement between any Credit Party or any Subsidiary and any Qualifying Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Secured Swap Agreements, or such Secured Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

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(d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Secured Swap Agreement between any Credit Party or any Subsidiary and any Qualifying Swap Provider or any Secured Treasury Management Agreement between any Credit Party or any Subsidiary and any Qualifying Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Secured Swap Agreements, or such Secured Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 4.3 Reinstatement.

The obligations of the Guarantors under this SECTION 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.4 Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

Section 4.5 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 10.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

Section 4.6 Rights of Contribution.

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The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Commitments have terminated.

Section 4.7 Guarantee of Payment; Continuing Guarantee.

The guarantee in this SECTION 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 4.8 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under the Guaranty and the Collateral Documents in respect of Swap Obligations (provided, that, each Qualified ECP Guarantor shall only be liable under this Section 4.8 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this SECTION 4, voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.8 shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full and the commitments relating thereto have expired or terminated, or, with respect to any Guarantor, if earlier, such Guarantor is released from its Guaranteed Obligations in accordance with Section 10.10(a). Each Qualified ECP Guarantor intends that this Section 4.8 constitute, and this Section 4.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 5
CONDITIONS PRECEDENT

Section 5.1 Conditions Precedent to Initial Credit Extensions. This Agreement shall become effective as of the date hereof upon the execution of this Agreement by each of the parties signatory hereto. Other than with respect to the Initial Advance, the obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date:

(a) Executed Credit Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Credit Documents (including the IP License Agreement) and the equivalent counterpart documents for the loan transaction between the HHI Lender and the Owner Pledgor, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and duly executed by the appropriate parties thereto.

(b) Organizational Documents. Receipt by the Administrative Agent of the following:

(i) Charter Documents. Copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Credit Parties certified as of a recent date by the appropriate Governmental Authority.

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(ii) Organizational Documents Certificate. (A) Copies of bylaws, operating agreement, partnership agreement or like document, (B) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of the Credit Documents, and (C) incumbency certificates, in each case, for each of the Credit Parties, and certified by an Authorized Officer thereof, in form and substance reasonably satisfactory to the Administrative Agent.

(iii) Good Standing Certificate. Copies of certificates of good standing, existence or the like of a recent date for each of the Credit Parties from the appropriate Governmental Authority of its jurisdiction of formation or organization.

(c) Closing Certificate. Receipt by the Administrative Agent of a certificate from an Authorized Officer of the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, confirming, among other things, (A) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Credit Parties, if any, in connection with this Agreement and the other Credit Documents and the transactions contemplated herein and therein have been obtained and are in full force and effect, (B) no investigation or inquiry by any Governmental Authority regarding this Agreement and the other Credit Documents and the transactions contemplated herein and therein is ongoing, (C) since the date of the most-recent annual audited financial statements for the Credit Parties, there has been no event or circumstance which could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect, (D) the most-recent annual audited financial statements were prepared in accordance with GAAP consistently applied, except as noted therein, and fairly presents in all material respects the financial condition and results from operations of the Credit Parties and their Subsidiaries, (E) each Credit Party, individually, and each Credit Party and their Subsidiaries, taken as a whole, are Solvent after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto and (F) the conditions set forth in Section 4.2(c) and (d) have been met as of the Closing Date.

(d) Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of counsel for each of the Credit Parties, including, among other things, opinions regarding the due authorization, execution and delivery of the Credit Documents and any other document entered into by a Credit Party evidencing an obligation of such Credit Party, the enforceability thereof and the creation and perfection of security interests created thereby.

(e) Collateral. In order to create in favor of the Administrative Agent (for the benefit of the Lenders) a valid, perfected first priority Lien in the Collateral, the Administrative Agent shall have received:

(i) evidence satisfactory to the Administrative Agent of the compliance by each Credit Party with its obligations under each Credit Document to which it is a party (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper, and any agreements governing deposit accounts as provided therein);

(ii) the results of a recent search of all effective UCC financing statements (or equivalent filings), federal, state and local judgment liens, Federal, State and local tax liens and Federal and State litigation made with respect to or affecting any personal or mixed property of the Credit Parties in their respective jurisdictions of organization and jurisdiction of their respective principal place of business, together with copies of all such filings disclosed by such search, which shall be provided by each such Credit Party;

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(iii) UCC termination statements (or similar documents) duly approved by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search with respect to the Collateral;

(iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Administrative Agent;

(v) evidence that the Borrower has no existing indebtedness for borrowed money secured by the Collateral other than indebtedness pursuant to the HHI Loan Documents;

(vi) any other Indebtedness secured by the Collateral (other than the Obligations and the indebtedness pursuant to the HHI Loan Documents) has been indefeasibly paid in full, and any and all Collateral is delivered free and clear of any Lien other than Permitted Liens; and

(vii) such patent, trademark and copyright notices, filings and recordations as are necessary or appropriate to perfect the security interests in intellectual property and intellectual property rights constituting Collateral, as determined by the Administrative Agent.

(f) Management Team Meetings. The Administrative Agent shall have completed such meeting with the management team of the Credit Parties as deemed reasonably necessary.

(g) Financial Statements. The Administrative Agent shall have received copies of: (i) the most recent audited consolidated financial statements of the public parent of the Owner Pledgor, and (ii) the most recent unaudited consolidated financial statements of the Owner Pledgor.

(h) Bankruptcy Matters. There shall not be any order of any court of competent jurisdiction, or any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect or to prevent or restrain the consummation of this Agreement or the transactions contemplated hereby.

(i) Operating Budget. The Administrative Agent shall have received, the Operating Budget from the Borrower and the other Credit Parties prepared by the Credit Parties in accordance with terms and provisions hereof.

(j) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or to the knowledge of the Credit Parties, threatened, in any court or before any arbitrator or Governmental Authority with respect to any of the Credit Parties, any of the Key Persons or the transactions contemplated by the Credit Documents, except as set forth on Schedule 5.1(k) or otherwise disclosed to the Administrative Agent and acceptable to the Lender in its sole and absolute discretion.

(k) No New Information. The Administrative Agent shall not have become aware of any new information or other matters not previously disclosed to the Administrative Agent relating to the Credit Parties or their respective Affiliates, or the transactions contemplated herein that the Administrative Agent, in its reasonable judgment, deems inconsistent in a material and adverse

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manner with the information or other matters previously disclosed to the Administrative Agent relating the Credit Parties or their respective Affiliates, or the transactions contemplated herein.

(l) Diligence.

(i) The Administrative Agent shall have completed its diligence, including, but not limited to, legal diligence, regulatory review and due diligence on the Credit Parties and the results of such diligence, including the composition of the Client Portfolio and level of diversification thereof, are satisfactory to the Administrative Agent in its sole and absolute discretion, and the Lender shall have received final investment committee approval;

(ii) The Administrative Agent shall be satisfied, in its sole and absolute discretion, with the results of background investigations, if any, performed on any Key Person and any other principals and employees of any Credit Parties;

(iii) The Administrative Agent shall be satisfied, in its sole and absolute discretion, with the Credit Parties’ cash management systems and other general operating procedures and systems;

(iv) The Administrative Agent shall have received and reviewed Lender Authorization Letters (and any QSF Instruction Letters as the Administrative Agent may request), in accordance with procedures satisfactory to the Administrative Agent, and in each case executed by the Credit Parties ;

(v) The Administrative Agent shall have received and reviewed copies of the Heathcare Legal Services Agreement (and any amendments, supplements or modification thereof).

(m) Flow of Funds. The Administrative Agent shall have received (a) a duly executed Funding Notice with respect to the Credit Extensions to occur on the Closing Date, (b) duly executed disbursement instructions (with wiring instructions and account information) for all disbursements to be made on the Closing Date.

(n) Amendment to Existing Legal Services Agreement. The Administrative Agent shall have received an executed amendment to the Existing Legal Services Agreement, the terms and conditions of which shall be satisfactory to Administration Agent in its sole discretion.

(o) [Reserved].

(p) Termination of Existing Indebtedness. Receipt by the Administrative Agent of evidence that all existing Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted under Section 9.1), concurrently with the Closing Date, is being terminated and all Liens securing obligations thereunder concurrently with the Closing Date are being released other than Permitted Liens.

(q) [Reserved].

(r) Patriot Act; Anti-Money Laundering Laws. The Administrative Agent and the Lenders shall have received all documentation and other information that the Administrative Agent or any Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and

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including without limitation the certification regarding beneficial ownership of legal entity customers (the “Beneficial Ownership Certification”).

(s) [Reserved].

(t) Completion of Corporate Reorganization. The Administrative Agent shall have received all documentation and other information satisfactory to the Administrative Agent to evidence the completion of the corporate restructuring resulting in the Owner Pledgor owning 100% of the membership interests in the Borrower and the Borrower owning 100% of the series equity interests in the Assignee.

(u) Registered Series. The Administrative Agent shall have received all documentation and other information satisfactory to the Administrative Agent in order to evidence the conversion of the Assignee to a registered series of Borrower and the transfer of 100% of its series equity interests to Borrower.

(v) Exhibits, Appendices and Schedules. The Administrative Agent shall have received all Exhibits, Appendices and Schedules to be attached to this Agreement in form and substance satisfactory to the Administrative Agent.

(w) Amended and Restated Owner Security Agreement and Borrower Security Agreement. The Administrative Agent shall have received the Security Agreements in form and substance satisfactory to the Administrative Agent.

(x) [Reserved].

For purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The funding of the initial Loans hereunder shall evidence the satisfaction of the foregoing conditions except to the extent the Credit Parties have agreed to fulfill conditions following the Closing Date pursuant to Section 7.20.

Section 5.2 Conditions to Each Credit Installment. The obligation of each Lender to fund its Term Loan Commitment Percentage of any Credit Extension on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 12.4, of the following conditions precedent:

(a) the Administrative Agent shall have received a fully executed and delivered Funding Notice, together with the documentation and certifications required therein with respect to each Credit Extension;

(b) after making the Credit Extension requested on such Credit Date the aggregate amount of the applicable Term Loan funded by the Lenders shall not exceed the applicable Term Loan Commitments then in effect;

(c) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (and in all respects if any such

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representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the Credit Date (after giving effect to the applicable Credit Extension) except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and except that for purposes of this clause (c), the representations and warranties contained in Section 7.7 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 8.1;

(d) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(e) if a Claim Filing Milestone, First Milestone or Second Milestone is due to have been met by such Credit Date, the Administrative Agent shall have received evidence of satisfaction of the Claim Filing Milestone, First Milestone or Second Milestone, as applicable. If such evidence is not available or not to the satisfaction of the Administrative Agent, the Lenders obligation to fund, assuming all other conditions under this Section 5.2 are satisfied as of such Credit Date, is limited to the extent set forth in Section 2.1(a)(iii), Section 2.1(b)(iii) and Section 2.1(c), as applicable; and

(f) as of such Credit Date, no Material Adverse Effect has occurred.

If any condition set forth in Section 5.1 or Section 5.2 is not satisfied on any Credit Date or on any date an Operational Collection Payment is due, no Lender shall be under any obligation to fund all or any portion of the Loan and/or Operational Collection Payment until the Borrower has satisfied each condition.

The Administrative Agent or the Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the reasonable good faith judgment of the Administrative Agent or Required Lenders, such request is warranted under the circumstances.

SECTION 6
REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, the Borrower and each other Credit Party represents and warrants to the Administrative Agent and Lender as follows on the Effective Date and the date of applicable Credit Extension:

Section 6.1 Organization; Requisite Power and Authority; Qualification. Each Credit Party and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified on Schedule 6.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 6.2 Equity Interests and Ownership.

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(a) Schedule 6.2 correctly sets forth the ownership interest of each Credit Party and its Subsidiaries as of the Closing Date. The Equity Interests of each Credit Party and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 6.2, as of the Closing Date, there is no existing option, warrant, call, right, commitment, buy-sell, voting trust or other shareholder agreement or other agreement to which any Subsidiary is a party requiring, and there is no membership interest or other Equity Interests of any Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of any additional membership interests or other Equity Interests of any Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Subsidiary.

(b) Borrower owns 100% of the membership interests in Assignee, free and clear of any Liens, other than the Liens in favor of the Administrative Agent and the Lenders pursuant to the Credit Documents and Liens in favor of the HHI Agent and the HHI Lender pursuant to the HHI Loan Documents, and Borrower is the sole member and manager of Assignee.

Section 6.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate or similar action on the part of each Credit Party that is a party thereto.

Section 6.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate in any material respect any provision of any Applicable Laws relating to any Credit Party, any of the Organizational Documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent for the benefit of the holders of the Obligations) whether now owned or hereafter acquired; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party that shall not have been obtained.

Section 6.5 Governmental Consents. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation, as of the Closing Date and other filings, recordings or consents which have been obtained or made, as applicable.

Section 6.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability.

Section 6.7 Independent Evaluation. Each Credit Party is sophisticated, experienced in borrowing funds to finance litigation and other business expenses, and has sufficient resources and legal knowledge to review and interpret this Agreement and the other Credit Documents or seek qualified counsel to do so. In making its decision to enter into this financing transaction, each Credit Party has relied or shall rely solely on its own independent investigation and evaluation of applicable law and the advice of its own

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counsel and not on any comments, statements or other materials made or given by or on behalf of the Lender, the Agents or any of their Affiliates.

Section 6.8 Financial Statements.

(a) The audited consolidated balance sheet of the public parent of the Owner Pledgor for the most recent Calendar Year ended, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Calendar Year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of the public parent of the Owner Pledgor as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (iii) show all material indebtedness and other liabilities, direct or contingent, of the public parent of the Owner Pledgor as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited financial statements of the Owner Pledgor and the Borrower for the most recent Calendar Year ended, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Calendar Year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of operations the Owner Pledgor and the Borrower as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Owner Pledgor and the Borrower as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) The unaudited financial statements of the Owner Pledgor and the Borrower for the most recent Calendar Quarter ended, and the related consolidated and consolidating statements of income or, shareholders’ equity and cash flows for such Calendar Quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of operations the Owner Pledgor and the Borrower as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Owner Pledgor and the Borrower as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

Section 6.9 No Material Adverse Effect; No Default.

(a) No Material Adverse Effect. Since the date of this Agreement, no event, circumstance or change has occurred that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) No Default. No Default has occurred and is continuing.

Section 6.10 Tax Matters. Each Credit Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their respective

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properties, assets, income, businesses and franchises otherwise due and payable, except those being actively contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Credit Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

Section 6.11 Properties.

(a) Title. Each of the Borrower and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their financial statements and other information referred to in Section 7.7 and in the most recent financial statements delivered pursuant to Section 7.2, in each case except for assets disposed of since the date of such financial statements as permitted under Section 8.11. All such properties and assets the Borrower and its Subsidiaries are free and clear of Liens other than Permitted Liens.

(b) Intellectual Property. Each Borrower and its Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of each Credit Party, the Borrower nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Without limiting the foregoing, Borrower’s immediate subsidiary, Assignee, a registered series of MSP Recovery Claims, Series LLC and a wholly owned Subsidiary of the Borrower is entitled to all of the Claims assigned to it under the CAA, free and clear of all Liens (other than Liens in favor of the Administrative Agent and the Lender pursuant to the Credit Documents and Liens in favor of the HHI Agent and the HHI Lender pursuant to the HHI Loan Documents), and the Borrower has taken all actions necessary, including delivery of the MSP Instruction Letters, pursuant to the requirements under this Agreement, to cause all of the HC Case Proceeds to be deposited by the Payors directly into the Borrower Lockbox Account; provided that, on and from the Closing Date, the reference to "designated Series" shall be substituted with "registered Series".

Section 6.12 [Reserved].

Section 6.13 No Indebtedness. No Credit Party has any Indebtedness for borrowed money, other than (a) the existing Indebtedness as permitted under Section 8.1, (b) Indebtedness incurred under the terms of this Agreement or the other Credit Documents, and (c) in the case of Owner Pledgor, as set forth on Schedule 6.13 (as may be updated or supplemented from time to time as of any date of applicable Credit Extension).

Section 6.14 No Defaults. No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, except in each case where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 6.15 No Litigation or other Adverse Proceedings. There are no Adverse Proceedings that (a) purport to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Credit Party nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Other than as set forth on Schedule 5.1(k), as of the date hereof, there are no suits, proceedings, Disciplinary Actions or internal review or investigations, whether existing, pending or threatened, relating to allegations of employee discrimination or sexual harassment against any Credit Party or Key Person.

Section 6.16 Information Regarding the Credit Parties and their Subsidiaries. Set forth on Schedule 6.16, is the jurisdiction of organization, the exact legal name (and for the prior five (5) years or since the date of its formation has been) and the true and correct U.S. taxpayer identification number (or foreign equivalent, if any) of each Credit Party and each of its Subsidiaries as of the Closing Date.

Section 6.17 [Reserved].

Section 6.18 Governmental Regulation.

(a) No Credit Party or any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940. No Credit Party or any of its Subsidiaries is an “investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

(b) No Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. To its knowledge, no Credit Party or any of its Subsidiaries is in violation of (x) the Trading with the Enemy Act, as amended, (y) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (z) the Patriot Act. No Credit Party or any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(c) Each Credit Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, and such Credit Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Credit Party, its directors and agents, are in compliance with applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in any Credit Party being designated as a Sanctioned Person. None of the Credit Parties, their Subsidiaries and their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at or as otherwise published from time to time.

(d) None of the Credit Parties and their Subsidiaries or, to the knowledge of each Credit Party or its Subsidiaries, any of their respective directors, officers, employees or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country (unless approved by the Lenders), or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons (unless approved by the Lenders). The proceeds of any Credit Extension or

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other transaction contemplated by this Agreement or any other Credit Document have not been used (x) in violation of any Sanctions, (y) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country or (z) in any other manner that would result in a violation of Sanctions by any Person (including the Administrative Agent, the Administrative Agent, the Lenders or any other Person participating in the Credit Extensions, whether as an underwriter, advisor, investor or otherwise).

(e) Each of the Credit Parties and their Subsidiaries and, to the knowledge of each Credit Party and its Subsidiaries, each of their respective directors, officers, employees and Affiliates, is in compliance with Anti-Corruption Laws. Each Credit Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. None of the Credit Parties or their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or any of its Subsidiaries or to any other Person, in violation of any Anti-Corruption Law. No part of the proceeds of any Credit Extension or other transactions contemplated by this Agreement or any other Credit Document will violate Anti-Corruption Laws.

(f) To the extent applicable, each Credit Party and its Subsidiaries are in compliance with Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (as amended from time to time, the “Patriot Act”).

(g) No Credit Party or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Credit Extension made to such Credit Party will be used (i) to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time or (ii) to finance or refinance any (A) commercial paper issued by such Credit Party or (B) any other Indebtedness, except for Indebtedness that such Credit Party incurred for general corporate or working capital purposes.

(h) No Credit Party is an Affected Financial Institution.

Section 6.19 Employee Matters. No Credit Party or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of each Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best knowledge of each Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Credit Party, threatened that involves any Credit Party or any of its Subsidiaries, and (c) to the best knowledge of each Credit Party, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

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Section 6.20 No Employee Benefit Plans. None of the Credit Parties or any of their Subsidiaries have any Pension Plans, “employee benefit plan” as defined in Section 3(2) of ERISA, or any Multiemployer Plan subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability, except for what could not reasonably be expected to result in a Material Adverse Effect.

Section 6.21 Solvency and Fraudulent Conveyance. As of the Effective Date, each Credit Party and its Subsidiaries taken as a whole on a consolidated basis are and, upon the incurrence of any Credit Extension on any date on which this representation and warranty is made, will be, Solvent. No Credit Party is transferring or pledging any Collateral with any intent to hinder, delay or defraud any of its creditors or equity holders. No Credit Party shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors.

Section 6.22 Compliance with Laws, Statutes, Disciplinary Rules, etc. Each Credit Party and its Subsidiaries is in compliance with (a) the Patriot Act and OFAC rules and regulations as provided in Section 7.15 and (b) except such non-compliance with such other Applicable Laws that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, all other Applicable Laws. Each Credit Party and its Subsidiaries possesses all certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and the failure of which to have could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit the failure of which to have or retain could reasonably be expected to have a Material Adverse Effect. Each Credit Party has complied with all applicable laws, including applicable federal, state and local attorney ethics rules and regulations (including those relating to attorney financing) except for failure to do so could not reasonably be expected to have a Material Adverse Effect. No Credit Party has solicited or procured any HC Claim or advertised in any manner which constitutes a violation of any applicable law or Disciplinary Rule. Each Credit Party has independently reviewed all applicable professional ethics rules and standards that govern the practice of law. The provisions of this Agreement, and all of the Credit Documents, comply with all Disciplinary Rules. No Lender has solicited any HC Claim on behalf of the Credit Parties or recommended any client to the Credit Parties. All decisions of the clients have and will be voluntary and of each client’s own free will, and no Credit Party did nor will try to force, coerce, trick, mislead, harass, deceive or intimidate any client into any settlement decision.

Section 6.23 Disclosure.

(a) No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to the Administrative Agent or Lender by or on behalf of any Credit Party or any of its Subsidiaries for use in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material manner in light of the circumstances in which the same were made; provided, that, any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. There are no facts known to any Credit Party (other than matters of a general

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economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders..

(b) The information included in the Beneficial Ownership Certification is true and correct in all respects at the time of issuance.

Section 6.24 Insurance. The properties of the Credit Parties and their Subsidiaries are insured with financially sound and licensed insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Credit Party or the applicable Subsidiary operates. The insurance coverage of the Credit Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.24.

Section 6.25 Use of Proceeds. The Credit Parties will use the proceeds of the Loans:

(a) subject to the Administrative Agent receiving evidence satisfactory to it, the Initial Advance may be used to reimburse the 2022 Borrower for any amounts that it has contributed since January 1, 2023 to Owner Pledgor for its operating expenses, in an amount not to exceed $5,000,000, plus any amount required to be funded by the 2022 Borrower to the Owner Pledgor subsequent to March 3, 2023, for operating expenses of the Owner Pledgor;

(b) for business operations directly related to servicing the HC Claims; and

(c) in addition to clauses (a) and (b) above, for general corporate purposes and working capital needs of the Credit Parties including accounts payable for obligations incurred prior to entering into this Agreement (and the Borrower shall be permitted to distribute proceeds of the Loans to the Owner Pledgor for such purpose), unless any of the Claim Filing Milestone, First Milestone or Second Milestone shall have not occurred by the date for satisfaction of such milestone, then the Credit Parties shall only use the proceeds for the purpose of payment to recovery service providers (as described in the Healthcare Legal Services Agreement) as shall be necessary to enable the Borrower to service the HC Claims, as determined by the Operating Committee, according to an agreed budget as set out in the Healthcare Legal Services Agreement;

provided, that, with respect to each of the foregoing clauses (a), (b) and (c), in each case not in contravention of Applicable Laws or of any Credit Document.

Section 6.26 Agreements Relating to the Claims and Related Agreements.

(a) Agreements Generally.

(i) As of the date of this Agreement, none of the Credit Parties have an agreement with any third party in respect of HC Claims that could result in the obligation to pay any third party other than as set forth on Schedule 6.26(a) hereto. Schedule 6.26(b) hereto sets forth a complete and accurate list of the HC Claims to which the Borrower or another Credit Party is entitled as of the date of this Agreement.

(ii) The HC Agreements are the sole agreements relating to the assignment of the HC Claims to the Assignee and the recovery services provided to the Assignor in connection therewith. All of the HC Claims have been irrevocably assigned to the Assignee

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pursuant to the CAA and Assignee has made no assignment of any of its rights, titles, interests, remedies and privileges under the CAA or the CRSA, nor made any assignment of the HC Claims or the HC Case Proceeds, other than pursuant to this Agreement and the other Credit Documents, the HHI Credit Agreement and HHI Loan Documents. Owner Pledgor and its Affiliates are in full compliance with all of the terms and provision of the CRSA, and the Assignor has not alleged any breach or potential breach of the CRSA. Without limiting the foregoing, neither Owner Pledgor nor any of its Affiliates has suffered a “Security Incident” (as such term is defined in the CRSA) since the date of the CRSA.

(iii) Assignee has made, when due, full payment of any and all amounts required to have been paid to the Assignor under the applicable HC Agreement and (b) otherwise with respect to the HC Claims, in each case, as of the Effective Date and as of the Closing Date. No HC Agreement has been restricted, terminated or revoked by any party thereto or any successors or assigns. No party to any HC Agreement is in breach of any contractual obligations under such HC Agreement, including without limitation, any contractual requirement to provide Claims Data or claims information as required pursuant to the HC Agreements, or to take certain actions related to data accessibility, data privacy and security. Assignee has made any and all such requests for Claims Data and claims information necessary to file and prosecute the HC Claims. Assignee has received the requested Claims Data and claims information from Assignor, and such Claims Data and claims information resides on servers owned or controlled by MSP or Assignee and access to which is neither controlled by nor could be terminated by Assignor. Assignor has not failed to provide Claims Data or claims information in respect of the HC Claims or requested Owner Pledgor or Assignee to return any such Claims Data or claims information that would materially impair the Owner Pledgor or Assignee from pleading and prosecuting causes of actions in respect of the HC Claims with necessary completeness or particularity in accordance with the terms of the CRSA. The Owner Pledgor and Assignee has obtained all consents, approvals and permits, and has provided all notices, required to transfer the HC Claims Proceeds and the recovery proceeds in respect of the HC Claims to repay any amounts under the Loans including any consents required under any HC Agreement, if applicable, and to perform any and all obligations under the HC Agreements, and otherwise in connection with the consummation of the transactions contemplated hereby.

(iv) Each of Owner Pledgor and Assignee is, and to its actual knowledge, for the past six (6) years preceding the date of this Agreement has been, in compliance in all material respects with applicable law with respect to the conduct of the claims analysis and claims recovery business, and neither of Owner Pledgor nor Assignee has received any notice or communication of any material non-compliance with any such applicable law that has not been cured. Neither the Owner Pledgor nor Assignee, to its actual knowledge, within the past six (6) years preceding the date of this Agreement, has entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of such business, and the related affairs, properties or assets of such Person or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of such business, affairs, properties or assets of such Person other than ordinary course inquiries and correspondence from governmental agencies and judgments, decrees and orders entered in by the court in actions relating to the recovery of proceeds from the HC Claims.

(v) The Credit Parties possess full legal right, title, standing, and interest in the HC Case Proceeds. The Credit Parties hold and possess (a) all rights, authorizations, title,

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interest in, and ownership of the HC Case Proceeds, free and clear of all Encumbrances (other than as permitted under Section 8.2, and (b) licenses, authorizations and clearances necessary to access Claims Data and other claims information directly from United States’ Department of Health and Human Services Centers for Medicare & Medicaid Services Medicare Data Communications Network (MDCN) portal and other similar or analogous portals and platforms. To Credit Parties’ knowledge (i) Assignor has borne the cost of, either by making payment on, or assuming full risk, obligation, and responsibility for the payment of, claims for healthcare services provided, to, for, or on behalf of the members that are the subject of the HC Claims, or otherwise, (ii) Assignor has not received reimbursement, in whole or in part, for any such payment from any source, and (iii) Credit Parties have no knowledge of any attempted recovery of any such HC Claim where there was a finding of waiver or any other barrier to recovery by the Credit Parties.

(vi) The Owner Pledgor provides recovery services in respect of the HC Claims to the Assignee and no other agreement exists between any of the Credit Parties and any other Person in respect of the HC Claims and none of the Credit Parties provide any services in respect of the HC Claims to any Person other than the Borrower and its Subsidiaries. All information that the Credit Parties have provided to the Lender with respect to the HC Claims, as supplemented by the Credit Parties from time to time in writing prior to the date of this Agreement, is true and accurate in all material respects representation.

(b) CAA. The CAA has been executed by the Assignor and the Assignee, and identifies each HC Claim that has been assigned to the Assignee.

(c) Agreements. True, complete and correct copies of the HC Agreements (including all related amendments and modifications of such agreements as of the Closing Date), in each case that are related to the HC Claims, have been provided by the Borrower or its Affiliates to the Administrative Agent and are listed on Schedule 6.26(b) hereto. Other than the agreements identified in the immediately preceding sentence and the Credit Documents, there are no other agreements relating to the assignment of the HC Claims to the Assignee, the recovery services being provided to the Assignor in respect of the HC Claims, the holding and management of the HC Claims by the Assignee and its Affiliates.

Section 6.27 Controlled Accounts; etc. Within ten (10) Business Days after the Closing Date, the Borrower has instructed all Payors with respect to each HC Claim to pay all Collections directly into the Collection System. Each Controlled Account is maintained solely in the name of the Borrower. No Credit Party has granted any Person, other than the Administrative Agent as contemplated by the Credit Documents and the Account Administrator to the limited extent provided by an Account Administration Agreement, dominion and control of any Controlled Account, as applicable, or the right to take dominion and control of any Account of the Borrower or its Subsidiaries at a future time or upon the occurrence of a future event, other than in connection with the HHI Loan Documents.

Section 6.28 Case Management System. All HC Claims have been boarded on the Owner Pledgor’s case management system for the benefit of the Borrower.

Section 6.29 Security Agreements. Each of the Security Agreements is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law), and each

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Security Agreement creates a fully perfected Lien on, and security interest in, all right, title and interest of the obligors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Liens, including Liens in favor of the HHI Agent) (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Administrative Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor or when “control” (as such term is defined in the UCC) is established by the Administrative Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor (to the extent such security interest can be perfected by filing under the UCC).

SECTION 7
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until the Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Commitments hereunder shall have expired or been terminated, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this SECTION 7.

Section 7.1 Reports.

(a) [Reserved].

(b) Settlement Reports; Account Statements.

(i) Settlement Reports. On or prior to each Settlement Date, the Borrower shall prepare and deliver to the Administrative Agent, the Servicer and the Account Administrator a written report substantially in the form attached as Exhibit 7.1, detailing (A) all Collections received since the immediately preceding Settlement Date and until the most recently ended quarter preceding such Settlement Date, (B) the Borrower’s calculations of the amounts payable to the applicable Persons on such Settlement Date pursuant to Section 2.11 (as applicable) and (C) all information which was necessary for preparation by the Borrower of such report (each such written report, statement or document, a “Settlement Report”). Each Settlement Report shall be delivered no later than three (3) Business Days prior to the applicable Settlement Date.

(ii) Account Statements. No later than five (5) Business Days after receipt by or on behalf of the Borrower of each bank statement in respect of the Borrower Lockbox Account, any other account into which proceeds from the HC Claims are received and the Borrower Operating Account, the Borrower shall deliver to the Administrative Agent, the Servicer and the Account Administrator true, correct and complete copies of the same.

(c) Ongoing Case Reporting Requirements. The Borrower agrees to keep the Administrative Agent and the Servicer fully informed about the progress of the cases in which HC Claims are being pursued and the collection of HC Case Proceeds, as hereinafter provided, unless such information has been provided to the Operating Committee. The Borrower shall deliver to the Administrative Agent and the Servicer together with the delivery of the quarterly Compliance

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Certificate as required pursuant to Section 7.2(d), a reporting detailing the occurrence of any of the items specified below, in each case specifically excluding any privileged information under applicable Disciplinary Rules, provided, if the occurrence of any such specified event could result in a Material Adverse Effect then the Borrower shall promptly (and in any event within ten (10) Business Days) notify the Administrative Agent and the Servicer in writing; provided further, if any of the items specified below has been notified to the Operating Committee as required, the Borrower shall be deemed to have satisfied its corresponding obligations hereunder to report such:

(i) any equity partner, shareholder or member of the Borrower leaves the Borrower, whether voluntarily or involuntarily, by resignation, dismissal, retirement or otherwise;

(ii) any Credit Party learns of any information with respect to any HC Claim (or the participation therein of any Credit Party’s or Co-Counsel Law Firm (as defined in the 2022 Credit Agreement)) that could reasonably be expected to have a Material Adverse Effect;

(iii) any Credit Party learns of any change in the status of any HC Claim or the recovery or potential recovery related thereto that could reasonably be expected to result in a Material Adverse Effect;

(iv) any Credit Party learns of any information indicating that any HC Case Proceeds that shall have become due and owing may not be timely paid in full to the extent failure to pay in full when due could reasonably be expected to result in a Material Adverse Effect;

(v) [reserved]; or

(vi) any Credit Party learns of any malpractice claim, ethics complaint or inquiries or any other Disciplinary Action pending or threatened in writing against a Credit Party.

(d) Notice of Default; Material Adverse Effect. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default, (ii) of any condition or event that constitutes a default or event of default under the CRSA or any condition or event that would otherwise give the Assignor the right to terminate the CRSA or notice from any Person or action taken by any such Person with respect thereto, (iii) the occurrence of a Security Incident (as such term is defined in the CRSA), or (iv) of the occurrence of any Material Adverse Effect, including as a result of a lost HC Claim, to the extent such lost HC Claim could reasonably be expected to have a Material Adverse Effect on the business, operations, assets, condition (financial or otherwise) or liabilities of a Credit Party, the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the applicable Credit Party has taken, is taking and proposes to take with respect thereto.

(e) Notice of Litigation. Promptly upon any Authorized Officer of any Credit Party obtaining actual knowledge of (i) the institution of, or threat of, any material Adverse Proceeding against any Credit Party, (ii) any material development in any Adverse Proceeding, or any proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages

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or obtain relief as a result of, the transactions contemplated hereby, or (iii) the institution, or threat of, any suit, proceedings, Disciplinary Action or internal review or investigation relating to allegations of employee discrimination or sexual harassment against any Credit Party or Key Person, then, in each case, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, written notice thereof together with such other information as may be reasonably available to such Credit Party to enable the Administrative Agent and its counsel to evaluate such matters.

(f) Breach of Representations and Warranties. Promptly upon any Credit Party becoming aware of a material breach with respect to any representation or warranty made or deemed made by such Credit Party in any Credit Document to which it is a party or in any certificate at any time given by such Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, a certificate of its Authorized Officers specifying the nature and period of existence of such breach and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

(g) Information Regarding Collateral. The Borrower shall furnish to the Administrative Agent no less than five (5) Business Days’ prior written notice of any change in such Credit Party’s (i) corporate name, (ii) address, including the address of its chief executive office or principal place of business, (iii) identity, organizational structure or jurisdiction of organization, (iv) federal taxpayer identification number or (v) conducting business under any assumed, trade, fictitious or “d/b/a” names, except for the names set forth on Appendix B hereto. Each of the Credit Parties agrees not to effect or permit any change referred to in the preceding sentences unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral and such Credit Party and its Affiliates have delivered all other documents and opinions requested by the Administrative Agent as determined in its sole and absolute discretion. Each of the Credit Parties also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(h) Tax Returns. As soon as practicable and in any event within 15 days following the filing thereof, the Borrower shall provide to the Administrative Agent copies of each U.S. federal income Tax return or information return or report filed by or on behalf of the Borrower and its Subsidiary.

(i) Other Information. The Credit Parties shall deliver such additional reports, documents, notices or information in its possession or held on its behalf or readily available or preparable by the Credit Parties as the Administrative Agent may reasonably request from time to time.

Section 7.2 Financial Statements and Other Reports. The Borrower will deliver, or will cause to be delivered, to the Administrative Agent:

(a) [Reserved];

(b) Quarterly Financial Statements for the Borrower and its Subsidiaries. Within sixty (60) days after the end of each Calendar Quarter of each Calendar Year (other than the fourth quarter thereof), the consolidated balance sheets of the public parent of the Owner Pledgor as of the end of such Calendar Quarter and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Calendar Quarter and for the period from the beginning of the then current Calendar Year to the end of such

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Calendar Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Calendar Year, all in reasonable detail and consistent in all material respects with the manner of presentation as of the Closing Date and prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a Financial Officer Certification with respect thereto and a summary narrative discussion and analysis (which may be by conference call confirmed in writing by the Administrative Agent) providing an update on the financial condition and results of operations of the Borrower and its Subsidiaries for such Calendar Quarter, as compared to the portion of the budget covering such periods and to the comparable periods of the previous year;

(c) Audited Annual Financial Statements for the Borrower and its Subsidiaries. Upon the earlier of the date that is one hundred eighty (180) days after the end of each Calendar Year of the Borrower, (i) the consolidated balance sheets of the public parent of the Owner Pledgor as of the end of such Calendar Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Calendar Year, setting forth in each case in comparative form the corresponding figures for the previous Calendar Year, all in reasonable detail, consistent in all material respects with the manner of presentation as of the Closing Date and prepared in accordance with GAAP, together with a Financial Officer Certification with respect thereto and (ii) with respect to such consolidated financial statements a report thereon of Deloitte or independent certified public accountants selected by the Credit Parties and reasonably acceptable to the Administrative Agent, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(d) Compliance Certificate. Together with each delivery of the financial statements pursuant to Section 7.2(b) and Section 7.2(c) a duly completed Compliance Certificate (including affirmation that the each Credit Party is Solvent at such time);

(e) Operating Budget. Within sixty (60) days following the end of each Calendar Year of the Borrower, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the then current Calendar Year (including the Calendar Year(s) in which the Maturity Date, the maturity date of any additional Term Loan established after the Closing Date);

(f) Information Regarding Collateral. Each Credit Party will furnish to the Administrative Agent (a) prior written notice of any change to (i) any Credit Party’s legal name, (ii) any Credit Party’s corporate structure, (iii) any Credit Party’s Federal Taxpayer Identification Number or (iv) any Credit Party’s jurisdiction of incorporation, formation or organization, as applicable and (b) upon request any filing of a Schedule 13D or Schedule 13G with the SEC;

(g) [Reserved];

(h) Notice of Default and Material Adverse Effect. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes, or the occurrence of, a Default or an Event of Default or that notice has been given to any Credit Party

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with respect thereto, (ii) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 10.1(b), or (iii) of the occurrence of any Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

(i) [Reserved];

(j) Securities and Exchange Commission Investigations. Promptly (and in any event within five (5) Business Days) after receipt thereof by any Credit Party or any Subsidiary, copies of each notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary;

(k) Other Information. Such other information and data with respect to the Owner Pledgor, the public parent of the Owner Pledgor, Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders.

Each notice, certificate or other correspondence pursuant to clauses (h) and (j) of this Section 7.2 shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower and/or the other applicable Credit Party has taken and proposes to take with respect thereto. Each notice, certificate or other correspondence pursuant to Section 7.2(h) shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached.

Section 7.3 Existence. Each Credit Party will, and will cause the Borrower’s Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, except to the extent (a) permitted by Section 8.11 or (b) not constituting an Asset Sale.

Section 7.4 Payment of Taxes and Claims. Each Credit Party will, and will cause the Borrower’s Subsidiaries to, pay (a) all federal, state and other material taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Owner Pledgor, its direct or indirect parent, the Borrower or any Subsidiary).

Section 7.5 Lenders Meetings. The Borrower will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Calendar Year to be held at the Borrower’s corporate offices (or at such other location, which may be

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remotely, as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.

Section 7.6 Compliance with Laws and Material Contracts. Each Credit Party will comply, and will cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facility to comply, with (a) the Patriot Act and OFAC rules and regulations, (b) all other Applicable Laws and (c) all Material Contracts, noncompliance with which, with respect to clauses (b) and (c), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.7 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing the Administrative Agent with any information reasonably requested pursuant to Section 7.1, and executing such new or revised QSF Instruction Letters, MSP Instruction Letters or Lender Authorization Letters.

Section 7.8 General Corporate Obligations. Each Credit Party, respectively, agrees that it has not and shall not:

(a) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, or without the prior written consent of the Administrative Agent, amend, modify, change, repeal, terminate or fail to comply with the provisions of such Credit Party’s Organizational Documents, as the case may be;

(b) commingle its assets with the assets of any of its general partners, members, Affiliates, principals or any other Person or entity;

(c) [Reserved];

(d) fail to maintain its records, books of account and bank accounts, separate and apart from those of the general partners, members, principals and Affiliates of the Borrower or the Affiliates of a general partner or member of the Borrower or any other Person, which records shall reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable;

(e) except (i) for the Credit Documents, or permitted by the Credit Documents or (ii) the HHI Loan Documents, or permitted by the HHI Loan Documents, enter into any contract or agreement with any general partner, member, principal or Affiliate of the Borrower, or any general partner, member, principal or Affiliate of any Credit Party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, principal or affiliate of the Borrower, or any general partner, member, principal or Affiliate of any Credit Party, or fail to maintain separate financial statements from those of its general partners, members, principles and Affiliates;

(f) seek the dissolution or winding up, in whole or in part, of the Borrower or take any action that would cause the Borrower to become insolvent;

(g) with respect to the Borrower and the SPV, after giving effect to any contributions and indemnifications, and on a consolidated basis, fail to maintain adequate capital for the normal

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obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(h) fail to observe all requisite organizational formalities required under applicable law; and

(i) fail to use commercially reasonable efforts to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower.

In the event of any inconsistency between the covenants set forth in this Section 7.8 or the other covenants set forth in this Agreement, or in the event that any covenant set forth in this Section 7.8 poses a greater restriction or obligation than is set forth elsewhere in this Agreement, the covenants set forth in this Section 7.8 shall control.

Section 7.9 Cash Management Systems. The Credit Parties shall establish and maintain cash management systems as set forth below.

(a) Collection System.

(i) (A) The Credit Parties shall maintain the Borrower Lockbox Account in accordance with the terms hereof and the other Credit Documents, into which all Collections shall be deposited, and (B) the Credit Parties shall have established, for the benefit of the Lender, if applicable, one or more Additional Controlled Accounts pursuant to one or more Additional Control Agreements, as described in Section 2.9(c), providing for all amounts deposited in such Additional Controlled Account to be transferred daily into the Borrower Lockbox Account (collectively, the “Collection System”).

(ii) No Credit Party shall modify the Collection System or establish any new Collection System without the prior written consent of the Administrative Agent in its sole and absolute discretion, and prior to establishing any such new Collection System, the Borrower shall cause each bank or financial institution (as may be consented to by the Administrative Agent in its sole and absolute discretion) with which it seeks to establish such a Collection System to enter into a control agreement in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion in respect of each account receiving any Collections, and the parties to the Account Administration Agreement, if any, shall have amended or supplemented the terms thereof to apply to each account receiving any Collections.

(iii) Without the prior written consent of the Administrative Agent, no Credit Party shall, in a manner adverse to the Administrative Agent, change any instructions given to any Payor which in any manner redirects Collections to any account which is not the Borrower Lockbox Account or a Controlled Account.

(iv) The Borrower acknowledges and agrees that the funds on deposit in the Collection System shall continue to be collateral security for the Obligations secured thereby.

(v) The Borrower shall timely pay in full all Account Bank Fees and all Account Administrator Fees.

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(vi) If the Servicer’s on-line daily access to the Accounts is terminated or interrupted or the Servicer otherwise requests, no later than five (5) Business Days after receipt by or on behalf of the Borrower of each bank statement in respect of the Controlled Accounts, the Borrower shall deliver to the Administrative Agent, the Servicer and the Account Administrator, if any, true, correct and complete copies of the same.

(b) Receivables Payment; Collection.

(i) Instructions to Payors. The Credit Parties shall (i) instruct each Payor (with a copy to the Administrative Agent), to make all payments with respect to any amount due to the Borrower or Assignee directly to the Collection System by wire (and/or by check), and such instructions shall not be amended, terminated or revoked without the prior written consent of the Administrative Agent, and may, as directed by the Administrative Agent, be issued directly by the Administrative Agent or its representatives, pursuant to authority granted in a Lender Authorization Letter and (ii) promptly (and in no event any later than five (5) Business Day) deposit, or cause to be deposited, all Collections received by any Credit Party, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, into the Collection System in precisely the form in which they are received (but with any endorsements of such Credit Party, as applicable, necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Administrative Agent. In connection with any HC Claim in respect of which a QSF is established, the Credit Parties shall promptly, and in any event before any amounts are paid to or for the benefit of any Credit Party in respect of any such HC Claim, execute a QSF Instruction Letter.

(ii) Collections Received Outside of Collection System. In the event any Credit Party receives any Collections other than by such amounts being deposited by the applicable payor directly to the Collection System, the Borrower shall (and shall cause any other Credit Party that receives such Collections to) promptly (and in any event no later than five (5) Business Days following receipt) notify the Administrative Agent, the Servicer and the Account Administrator in writing, and deposit all such Collections, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise into the Collection System in accordance with Section 7.9(a) in precisely the form in which they are received (but with any endorsements of such Credit Party, as applicable, necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Administrative Agent.

(c) Duties of Borrower.

(i) The Credit Parties shall at all times have electronic access to data, concerning the payment status of each HC Claim and the related Payors’ names and addresses. In the event any HC Case Proceeds become payable by a new Payor during the term hereof, the Borrower shall promptly (and in any event, within five (5) Business Days) notify the Administrative Agent in writing of such new Payor, which notice shall include the name, address and other contact information of such Payor and a schedule of HC Claims subject to such new Payor.

(ii) The Credit Parties shall hold (in physical or electronic form) in trust for the Administrative Agent all Records that evidence or relate to the Collateral or that are otherwise necessary or desirable to collect HC Case Proceeds, and shall, as soon as reasonably practicable upon demand of the Administrative Agent, deliver or make

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available to the Administrative Agent all such Records at a place selected by the Administrative Agent; provided, that, the Credit Parties have not and shall not be required to disclose to the Administrative Agent any information relating to any HC Claim that is privileged and/or confidential under applicable Disciplinary Rules or pursuant to the CAA and/or the CRSA. Unless and until such Records are delivered to the Administrative Agent, the Credit Parties agree that it will, respectively, maintain possession of such Records as agent for the Administrative Agent for purposes of perfecting the Administrative Agent’s security interest therein. All such Records shall be conspicuously marked with a notice stating that a security interest in such Records has been granted to the Administrative Agent hereunder.

(iii) The Credit Parties agree that HC Case Proceeds includes any HC Case Proceeds that are due to the Borrower or Assignee and paid to a Credit Party or any Affiliate of a Credit Party (in error) and the Owner Pledgor and Borrower shall (and shall cause any of their Affiliates that receives such HC Case Proceeds to) promptly notify the Administrative Agent, the Servicer and the Account Administrator in writing, and deposit all such HC Case Proceeds, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise into the Collection System in accordance with Section 7.9(a) in precisely the form in which they are received (but with any endorsements of such Credit Party or Affiliate, as applicable, necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Administrative Agent.

Section 7.10 Maintenance of Properties. Each Credit Party will, and will cause the Borrower’s Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of such Credit Party and Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case, except where the failure to maintain such properties or make such repairs or renewals could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 7.11 Insurance. The Credit Parties will, and will cause each of their Subsidiaries and the Key Persons, as applicable, to, maintain or cause to be maintained, with financially sound and licensed insurers, property insurance, cyber insurance and a professional liability insurance policy in sufficient coverage as required by the HC Agreements (against which amount no claims are made), in each case in such amounts, with such deductibles, covering such risks and otherwise substantially consistent with the existing insurance the Credit Parties and Subsidiaries maintain as of the Closing Date and as scheduled on Schedule 7.11 (or is otherwise reasonably acceptable to the Administrative Agent).

Section 7.12 Due Diligence; Access to Certain Documentation.

(a) The Administrative Agent, and its agents or professional advisors, shall have the right under this Agreement, from time to time, at its discretion and upon reasonable prior written notice to the relevant party, to examine, audit, copy, run comparative analysis on and take extracts from, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems, its directors, officers and employees, or other information and information systems (including without limitation customer service and/or whistleblower hotlines) of the Borrower, or held by another for any Credit Party or on its behalf, concerning or otherwise affecting the Collateral or this Agreement, as applicable, in each case, subject to applicable Disciplinary Rules relating to attorney-client

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privilege; provided, however, that prior to the occurrence of an Event of Default that is then continuing, the Administrative Agent shall exercise such right no more than once in any Calendar Year. The Administrative Agent, and its agents and professional advisors, shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Administrative Agent, and its agents or professional advisors, may disclose such information (i) if required to do so by law or by any regulatory authority or (ii) if otherwise permitted to do so pursuant to Section 12.15.

(b) Upon reasonable prior written notice and during regular business hours, each Credit Party agrees to promptly provide the Administrative Agent, and its respective agents or professional advisors, with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) which the Administrative Agent, or its respective agents or professional advisors, may reasonably require in order to conduct periodic due diligence relating to such Credit Party in connection with any Credit Document or any Collateral, in each case, subject to applicable Disciplinary Rules relating to attorney-client privilege.

(c) [Reserved].

(d) All reasonable costs and expenses incurred by the Administrative Agent and the Lender, and its respective agents or professional advisors, in connection with the due diligence and other matters outlined in this Section 7.12 shall, if an Event of Default shall have occurred and be continuing, be Permitted Lender Expenses, subject to Section 7.12(a), which the Borrower shall reimburse to the Administrative Agent and the Lender, or shall pay or cause to be paid.

(e) Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make the Credit Extensions to the Borrower based solely upon the information provided by the Credit Parties to the Administrative Agent and the representations, warranties and covenants contained herein, and that the Administrative Agent and the Lender shall have the right at any time and from time to time to conduct a partial or complete due diligence review, at its option and, to the extent that the expense of such review is not a Permitted Lender Expense, at its expense, on some or all of the Cases or other Collateral.

Section 7.13 Use of Proceeds. The Credit Parties will use the proceeds of the Loans in accordance with the provisions of Section 6.25.

Section 7.14 Claims Data. Owner Pledgor and the Borrower hereby agree to, and shall use commercially reasonable efforts to cause Assignee to, exercise and enforce its rights under the HC Agreements to cause the Assignor or its Affiliates to continue to make available the Claims Data to Assignee, and attorneys and law firms engaged in prosecuting or otherwise pursuing recoveries through the conclusion of all recovery efforts, in each case, pursuant to the terms of the CRSA and any formal or informal processes or pattern or practice Owner Pledgor and its Affiliates have established to maximize the information flow in respect of the HC Claims, including the accessing of the patient and other claims data in respect of the HC Claims directly from the United States’ Department of Health and Human Services Centers for Medicare & Medicaid Services Medicare Data Communications Network (MDCN) portal and other similar or analogous portals and platforms and any other data collection processes that MSP has utilized or may utilize in the future to prosecute HC Claims and maximize recoveries thereunder. In furtherance and not by way of limitation of the foregoing, Owner Pledgor and its Affiliates agrees to and acknowledges Borrower’s rights to exercise or enforce any of the remedies pursuant to agreements between Affiliates of Assignee and Owner Pledgor and its Affiliates in respect of the HC Claims. To help avoid or resolve any dispute or disagreement concerning the availability of Claims Data in respect of the HC Claims,

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Owner Pledgor hereby agrees to, and shall use commercially reasonable efforts to cause Assignee to, exercise and enforce their respective rights under the HC Agreements to pursue by formal action or informal arrangements to cause Assignor to make available to Assignee, and attorneys and law firms engaged in prosecuting or otherwise pursuing recoveries from or under the HC Claims any underlying claims files or other data relating to such Claims Data, for any HC Claims, including in the event of the expiration or termination of the HC Agreements, and/or any agreement in furtherance of such arrangements, in order to allow such attorneys or law firms to use such Claims Data and related data to pursue recovery of the HC Claims.

Section 7.15 Equity Interests. Each Credit Party shall cause (i) one hundred percent (100%) of the issued and outstanding Equity Interests in the Borrower to be owned by the Owner Pledgor and one hundred percent (100%) of the issued and outstanding Equity Interests in the Assignee to be owned by the Borrower, and (ii) pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries or other items reasonably requested by the Administrative Agent necessary in connection therewith (to the extent not delivered on the Closing Date) perfection of the security interests granted in such Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 7.16 Books and Records. Each Credit Party will keep, and will cause each of the Borrower’s Subsidiaries to keep, proper books of record and account in which full, true and correct entries sufficient to enable the preparation of financial statements in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Credit Party or such Subsidiary, as the case may be.

Section 7.17 Legal Counsels. Pursuant to the terms of the Healthcare Legal Services Agreement and the Collateral Administration Agreement,

(a) The Credit Parties shall ensure that at all times, one or more legal counsel(s) are engaged to provide high quality legal work and service in connection with, and use best efforts to prevail on behalf of, the Credit Parties in the related HC Claim(a) and the collection of HC Case Proceeds, including by pursuing any and all available enforcement strategies necessary to confirm and collect upon any award in favor of the Credit Parties in connection with each HC Claim; provided, however, that any such legal counsel may cease such representation (with respect to any single HC Claim) and withdraw as counsel, if the Credit Parties reasonably and in good faith determine that (x) the applicable HC Claim no longer has merit and (y) such withdrawal would not have a Material Adverse Effect; provided further, however, such withdrawal may only be made with the consent of the Administrative Agent or the Servicer (on behalf of the Lender). The fact that such HC Claim is no longer being handled by the Borrower will then be expressly noted on the next applicable monthly report delivered by the Credit Parties to the Administrative Agent and the Servicer pursuant to the Credit Documents.

(b) The Credit Parties hereby irrevocably authorize the Administrative Agent and the Servicer, upon the occurrence of an Event of Default, to the extent not prohibited by the Disciplinary Rules or any other applicable law, to communicate directly with the legal counsel(s) retained to pursue an HC Claim or any other third party regarding the status of the Collateral, to enforce the rights and remedies of the Credit Parties under any retainer agreements with such legal counsel(s), and to deliver to the applicable payor a QSF Instruction Letter and, if applicable, direct instructions to a court. To that end, the Credit Parties shall comply with all directions made by the Administrative Agent and/or the Servicer regarding the preparation, execution and delivery of such QSF Instruction Letters and direct instructions to a court and/or Responsible Party.

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Section 7.18 Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in Section 6.18 shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 8.16.

Section 7.19 Other HC Claims Transactions. Any Credit Party may only finance or otherwise transact in the HC Claims with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, provided, that, all Obligations have been paid in full (or will be repaid in full as a result of such transaction).

Section 7.20 Post-Closing Covenants.

(a) MSP Instruction Letters. Within ten (10) Business Days after the Closing Date, the Credit Parties shall execute, (or the Credit Parties shall cause to be executed), MSP Instruction Letters (in a form acceptable to the Administrative Agent (in its sole and absolute discretion)).

(b) Account Control Agreement(s). Within three (3) Business Days after the Closing Date, the Credit Parties shall execute, (or the Credit Parties shall cause to be executed), Control Agreement(s) (in a form reasonably acceptable to the Administrative Agent), including an executed deposit account control agreement in form and substance satisfactory to Administrative Agent which shall give the Administrative Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over the Borrower Lockbox Account which account is to receive all recovery proceeds from the HC Claims and appoint a depository agent to distribute funds in the Borrower Lockbox Account in accordance with Section 2.11 hereto.

SECTION 8
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Obligations shall have been paid in full or (other than contingent indemnification obligations for which no claims has been asserted), and the Commitments hereunder shall have expired or been terminated, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this SECTION 8.

Section 8.1 Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:

(a) the Obligations;

(b) Guarantees with respect to Indebtedness permitted under this Section 8.1;

(c) Indebtedness existing on the Closing Date and described in Schedule 8.1; and

(d) The Indebtedness in connection with the HHI Loan Documents.

Provided, that, the Owner Pledgor may incur any Indebtedness so long as such Indebtedness is not secured by the Collateral (including any rights, proceeds, security interests, remedies or privileges thereof).

Section 8.2 Liens. No Credit Party (other than the Owner Pledgor) shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or

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accounts receivable) of any Credit Party (other than the Owner Pledgor) or any of its Subsidiaries, including any Lien on or pledge of the equity interests of Borrower and the Series, whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any Applicable Laws related to intellectual property, except:

(a) Liens granted pursuant to any Credit Document, the 2022 Credit Agreement (and related collateral documents) and the HHI Loan Documents;

(b) Liens for Taxes not yet due or for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(c) statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law that would constitute an Event of Default;

(d) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(e) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(f) licenses of patents, trademarks and other intellectual property rights granted by any Credit Party or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Credit Party or such Subsidiary;

(g) Liens existing as of the Closing Date and described in Section 8.2;

(h) Liens in favor of collecting banks under Section 4-210 of the UCC;

(i) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits.

Section 8.3 No Further Negative Pledges. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement and the other Credit Documents and the HHI Loan Documents) that limits the ability of any Credit Party or any such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person that constitutes Collateral.

Section 8.4 Subsidiaries. No Credit Party (other than the Owner Pledgor) shall form any Subsidiary, unless such Subsidiary (i) at Administrative Agent’s sole discretion, expressly joins this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrower hereunder, under the Notes, and under any other agreement between Borrower and Lender, and (ii) Administrative Agent shall have received all documents, including without limitation, legal opinions and appraisals it may reasonably require to establish compliance with each of the foregoing conditions in connection therewith.

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Section 8.5 Parties under 2022 Credit Agreement. Borrower may not discharge Milberg under the 2022 Credit Agreement if, and to the extent, Milberg is required to be retained to pursue the Cases in respect of the HC Claims.

Section 8.6 Existing Legal Services Agreement. Borrower may not terminate the Existing Legal Services Agreement without the Administrative Agent’s prior written consent.

Section 8.7 Accounts. The Borrower shall not establish or maintain a deposit account or a securities account other than the Accounts identified on Schedule 1.1(a), as such Schedule 1.1(a) may be updated from time to time with the prior written consent of the Administrative Agent or as otherwise updated pursuant to Section 2.9. The Credit Parties shall not, and shall not direct or permit any Person to, deposit Collections in any account that is not a Controlled Account (except in accordance with Section 7.9(b)(ii)).

Section 8.8 Burdensome Agreements. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (a) pay dividends or make any other distributions to the Borrower on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party (other than the Owner Pledgor), (c) make loans or advances to any Credit Party (other than the Owner Pledgor), (d) sell, lease or transfer any of its property to any Credit Party (other than the Owner Pledgor), (e) pledge its property pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (f) act as a Credit Party pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extensions thereof, except (in respect of any of the matters referred to in clauses (a)-(e) above) for (i) this Agreement and the other Credit Documents, (ii) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(f); provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iii) any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (iv) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.11 pending the consummation of such sale.

Section 8.9 Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person (including any joint venture), except:

(a) Investments in cash and Cash Equivalents and deposit accounts or securities accounts in connection therewith;

(b) equity Investments owned as of the Closing Date in any Subsidiary as disclosed on Schedule 6.2;

(c) guarantees to the extent permitted under Section 8.1(c).

Section 8.10 Use of Proceeds. No Credit Party shall use the proceeds of any Credit Extension except in a manner and to the extent permitted by Section 8.9. No Credit Party shall use, and each Credit Party shall not permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Credit Extension (a) to refinance any commercial paper, (b) in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate any applicable Sanctions, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof or to violate the Exchange Act, (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or

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anything else of value, to any Person in violation of any Anti-Corruption Laws, or (d) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.

Section 8.11 Fundamental Changes; Disposition of Assets; Acquisitions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any acquisition or transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Sale, or acquire by purchase or otherwise the business, property or fixed assets of, or Equity Interests or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except any Subsidiary of the Borrower may be merged with or into the Borrower or any Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower; provided, in the case of such a merger if the Borrower is party to the merger, the Borrower shall be the continuing or surviving Person.

Section 8.12 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 8.11 and except for Liens securing the Obligations, the Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by Applicable Laws.

Section 8.13 Capital Leases, Synthetic Leases, Securitization Transactions and Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any Capital Lease, Synthetic Lease, Securitization Transaction or Sale and Leaseback Transaction.

Section 8.14 Transactions with Affiliates and Insiders. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer, director or Affiliate of the Borrower or any its Subsidiaries without the consent of the Administrative Agent, provided, that, the activities and transactions among the Credit Parties that are not otherwise prohibited hereunder or under any Material Contract shall be permitted.

Section 8.15 Prepayment of Other Funded Debt. The Borrower shall not, nor shall it permit any of its Subsidiaries to:

(a) after the issuance thereof, amend or modify (or permit the termination, amendment or modification of) the terms of any Funded Debt (other than the Obligations and the obligations under the HHI Loan Documents);

(b) amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any provisions of any Subordinated Debt, including any notes or instruments evidencing any Subordinated Debt and any indenture or other governing instrument relating thereto, other than pursuant to the appliable subordination terms agreed to by the Administrative Agent;

(c) make any payment in contravention of the terms of any Subordinated Debt; or

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(d) make any voluntary prepayment, redemption, defeasance or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of, any Funded Debt (other than the Indebtedness under the Credit Documents, the Indebtedness under the HHI Loan Documents intercompany Indebtedness permitted hereunder and Indebtedness permitted under Section 9.1(c)).

Section 8.16 Conduct of Business. No Credit Party shall, nor shall it permit any of the Borrower’s Subsidiaries to, engage in any business other than the businesses engaged in by such Credit Party or such Subsidiary on the Closing Date and businesses reasonably related, ancillary, or complimentary thereto or reasonable extensions or expansions thereof.

Section 8.17 Calendar Year. No Credit Party shall, nor shall it permit any of the Borrower’s Subsidiaries to change its Calendar Year-end from December 31.

Section 8.18 Amendments to Organizational Agreements/Material Agreements. No Credit Party shall, nor shall it permit any of the Borrower’s Subsidiaries to, amend or permit any amendments to its Organizational Documents if such amendment could reasonably be expected to be materially adverse to the Lenders or the Administrative Agent. No Credit Party shall, nor shall it permit any of the Borrower’s Subsidiaries to, amend or permit any amendment to, or terminate or waive any provision of, any Material Contract unless such amendment, termination, or waiver would not have a Material Adverse Effect on the Administrative Agent or the Lenders.

Section 8.19 Assignor Agreements. No Credit Party shall, nor shall it permit any of the Borrower’s Subsidiaries to, take or permit any action that could reasonably result in a default under, or the termination of, any of the HC Agreements.

Section 8.20 Settlement of Claims. No Credit Party shall, nor shall it permit any of the Borrower’s Subsidiaries to, settle or compromise any HC Claim or litigation or apply the HC Case Proceeds without the prior written consent of the Operating Committee and, in connection with any such settlement, the Credit Parties shall notify the relevant Payor that all proceeds of such settlement shall be paid to the Borrower Lockbox Account.

Section 8.21 Assignments. No Credit Party shall, nor shall it permit the Borrower’s Subsidiaries to, sell, convey or otherwise transfer, or grant a security interest in any of its rights, titles, interests, remedies and privileges under the CAA or the CRSA, nor make any assignment of the HC Claims or the HC Case Proceeds, other than pursuant to this Agreement, the other Credit Documents and/or the HHI Loan Documents.

Section 8.22 Owner Pledgor. Notwithstanding the foregoing, Owner Pledgor shall not take any action that the Borrower or its Subsidiary is not permitted to take under this SECTION 8 if and solely to the extent that such action could reasonably be expected to have a Material Adverse Effect on the Administrative Agent’s or any Lender’s rights and security interests under this Agreement.

SECTION 9
EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS.

Section 9.1 Events of Default. If any one or more of the following conditions or events shall occur:

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(a) Material Contracts. (i) Any termination or breach of any of the Collateral Administration Agreement (other than by approval of the Operating Committee), Healthcare Legal Services Agreement (other than by approval of the Operating Committee), IP License Agreement, or (ii) the HC Agreements are cancelled or otherwise terminated and such cancellation or termination would have a material adverse effect on the scope, timing or recoverability of the HC Claims or (iii) failure of any Credit Party to pay the Threshold Amount (as defined in Exhibit F to the CRSA) pursuant to the terms thereof (unless such failure is a direct result of the Administrative Agent's failure to comply with the provisions of Section 2.11 following receipt of an agreed Settlement Report).

(b) Failure to Make Payments When Due. Failure by any Credit Party or any Owner Pledgor to pay (i) the principal of any Loan when due, whether at stated maturity, by acceleration or otherwise; or (ii) within three (3) Business Days of when due any interest on any Loan or any fee or any other amount due hereunder; or

(c) Default in Other Agreements. (i) Failure of any Credit Party, any Subsidiary or any Owner Pledgor to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness for borrowed money (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $5,000,000 or more, in each case beyond the grace or cure period, if any, provided therefor; or (ii) breach or default by any Credit Party, any Subsidiary or any Owner Pledgor with respect to any other term of (1) one or more items of such Indebtedness in the aggregate principal amount referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders), to cause, such Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(d) Breach of Certain Covenants. (A) Failure of any Credit Party to perform or comply with any term or condition contained in Section 7.1(d)(i), Section 7.3, Section 7.8, Section 7.9, Section 7.13, or SECTION 8; or (B) failure of any Credit Party to perform or comply with any term or condition contained in Section 7.1(b), Section 7.1(c), Section 7.1(d)(ii)-(iv), Section 7.1(f), or Section 7.2 and such failure shall not have been remedied or waived within 20 Business Days (60 days, in the case of failure to deliver unqualified audit report from accountant pursuant to Section 7.2(c)(ii)) after the earlier of (i) an Authorized Officer of any Credit Party or any Owner Pledgor becoming aware of such default, and (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or

(e) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party or any Owner Pledgor in any Credit Document or in any statement or certificate at any time given by any Credit Party, any of its Subsidiaries or any Owner Pledgor in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(f) Other Defaults Under Credit Documents. Any Credit Party or any Owner Pledgor shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 10.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of any Credit Party or any Owner Pledgor becoming aware of such

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default, and (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or

(g) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party, any Subsidiary or any Owner Pledgor in an involuntary case under the Bankruptcy Code or Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party, any Subsidiary or any Owner Pledgor under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, any Subsidiary or any Owner Pledgor, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party, any Subsidiary or any Owner Pledgor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, any Subsidiary or any Owner Pledgor, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, stayed, bonded or discharged; or

(h) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party, any Subsidiary or any Owner Pledgor shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party, any Subsidiary or any Owner Pledgor shall make any general assignment for the benefit of creditors or (ii) any Credit Party, any Subsidiary or any Owner Pledgor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party or any Subsidiary or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 9.1(f); or

(i) Judgments and Attachments. (i) Any one or more money judgments, writs or warrants of attachment or similar process involving an aggregate amount at any time in excess of $500,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party, any Subsidiary or any Owner Pledgor or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or (ii) any non- monetary judgment or order shall be rendered against any Credit Party, any Subsidiary or any Owner Pledgor that could reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

(j) Dissolution. Any order, judgment or decree shall be entered against any Credit Party, any Subsidiary or any Owner Pledgor decreeing the dissolution or split up of such Credit Party, such Subsidiary or such Owner Pledgor (other than into another Credit Party) and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(k) Termination of Series. MSP Recovery Claims, Series LLC liquidates, winds-up or dissolves itself (or suffers any liquidation or dissolution);

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(l) Change of Control. A Change of Control shall occur; or

(m) Invalidity of Credit Documents and Other Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) in accordance with the terms hereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected (to the extent perfection is required by this Agreement or the Collateral Documents) Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (except as a result of the Administrative Agent’s failure to (x) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents, or (y) make any filing of UCC continuation statements), (ii) any Credit Party or any Owner Pledgor shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party, or (iii) any litigation challenging, enjoining or otherwise having a material adverse impact on the rights and obligations of the Parties hereunder is commenced or threatened in writing; or

(n) Subordination Agreement. Any subordination agreement for the benefit of the Lenders in respect of the Indebtedness of the Credit Parties shall cease to be in full force and effect, or the Credit Parties, any holder of any Subordinated Debt, or any other party shall contest in any manner the validity, binding nature or enforceability of any such subordination agreement.

Section 9.2 Remedies. (1) Upon the occurrence of any Event of Default described in Section 9.1(g), Section 9.1(h), Section 9.1(k) or Section 9.1(l), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon notice to the Borrower by the Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Credit Parties: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations, and (B) the Administrative Agent may cause the Administrative Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default has been cured to the satisfaction of the Required Lenders or waived in writing in accordance with the terms of Section 12.4.

Section 9.3 Application of Funds. After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent pursuant to the waterfall specified in Section 2.11.

SECTION 10
AGENCY

Section 10.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Hazel Partners Holdings LLC to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and

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authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each of the Lenders hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Collateral Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Administrative Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Administrative Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Credit Documents included the Administrative Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Administrative Agent.

Section 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

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(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.4 and 10.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative

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Agent may consult with legal counsel (who may be counsel for the Credit Parties and their Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

Section 10.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law by notice in writing to such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders (the “Removal Effective Date”)), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or

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removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this SECTION 10 and Section 12.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders acknowledge that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledge that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Joint Lead Arrangers, Co-Documentation Agents or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 10.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.7 and Section 12.2) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation,

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expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.7 and Section 12.2).

Section 10.10 Collateral Matters.

(a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held under any Credit Document securing the Obligations (x) upon termination of the commitments under this Agreement and payment in full of all Obligations, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents or consented to in accordance with the terms of this Agreement, or (z) subject to Section 12.4, if approved, authorized or ratified in writing by the Required Lenders; and

(ii) to subordinate any Lien on any property granted to or held under any Credit Document securing the Obligations to the holder of such Lien.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c) Anything contained in any of the Credit Documents to the contrary notwithstanding, each of the Credit Parties, the Administrative Agent and each holder of the Obligations hereby agree that (i) no holder of the Obligations shall have any right individually to realize upon any of the Collateral or to enforce this Agreement, the Notes or any other Credit Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the holders of the Obligations in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the holders of the Obligations (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 10.11 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, other holder of the Obligations or any Person who has received funds on behalf of a Lender or other holder of the Obligations (any such

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Lender, other holder of the Obligations or other recipient, (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, other holder of the Obligations or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.11 and held in trust for the benefit of the Administrative Agent and such Lender or other holder of the Obligations shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, other holder of the Obligations or any Person who has received funds on behalf of a Lender or other holder of the Obligations (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, other holder of the Obligations or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or other holder of the Obligations shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in

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reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.11(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or other holder of the Obligations hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other holder of the Obligations under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other holder of the Obligations under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender or other holder of the Obligations that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or other holder of the Obligations at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender or other holder of the Obligations shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or other holder of the Obligations shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or other holder of the Obligations, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or other holder of the Obligations shall cease to be a Lender or other holder of the Obligations, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or other holder of the Obligations, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent shall reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

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(i) Subject to Section 12.5 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or other holder of the Obligations shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or other holder of the Obligations (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent), and (y) may in the sole discretion of the Administrative Agent be reduced by an amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided, that, the Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Credit Party; provided, that, this Section 10.11(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 12.11 shall survive the resignation or replacement of the Administrative Agent any transfer of rights or obligations by, or the replacement of, a Lender or other holder of the Obligations, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

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SECTION 11
INTERCREDITOR RELATED PROVISIONS

Section 11.1 Subordination of HHI Loan and HHI Loan Documents.

(a) HHI Agent and Administrative Agent each agree and acknowledge that both parties have liens and security interests on the Collateral. HHI Agent hereby subordinates and makes junior the HHI Loan, the HHI Loan Documents and the liens and security interests created thereby, and all rights, remedies, terms and covenants contained therein to (i) the Loan (ii) the liens and security interests created by the Credit Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Credit Documents, and no amendments or modifications to the Credit Documents or waivers of any provisions thereof shall affect the subordination thereof as set forth in this Section 11.1(a).

(b) Every document and instrument included within the HHI Loan Documents shall be subject and subordinate to each and every document and instrument included within the Credit Documents and all extensions, modifications, consolidations, supplements, amendments, replacements and restatements of and/or to the Credit Documents.

Section 11.2 Payment Subordination.

(a) Except as otherwise expressly provided in this Agreement, all of HHI Agent’s rights to payment of the HHI Loan and the obligations evidenced by the HHI Loan Documents are hereby subordinated to all of Administrative Agent’s rights to payment by Borrower of the Loan and the obligations secured by the Credit Documents, and during an Event of Default, any payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) received by HHI Agent from any Credit Party and/or from the Collateral prior to the date that all Obligations are paid, shall be received and held in trust by the HHI Agent for the benefit of Administrative Agent and shall be paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or performance of the Obligations in accordance with the terms of the Credit Documents. If a Proceeding shall have occurred or an Event of Default shall have occurred and be continuing, Administrative Agent shall be entitled to receive payment and performance in full of all amounts due or to become due to Administrative Agent before HHI Agent is entitled to receive any payment on account of the HHI Loan.

(b) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 11.2(a), provided that no Event of Default shall then exist under the Credit Documents, HHI Agent may accept payments of any amounts due and payable from time to time in accordance with Section 2.11 and the terms and conditions of the HHI Loan Documents and HHI Agent shall have no obligation to pay over to Administrative Agent any such amounts.

Section 11.3 Rights of Subrogation; Bankruptcy.

(a) Each of HHI Agent and Administrative Agent hereby waives any requirement for marshaling of assets thereby in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Credit Documents or the HHI Loan Documents, as applicable, or any exercise of any rights of set-off or otherwise. Each of HHI Agent and Administrative Agent assumes all responsibility for keeping itself informed as to the condition

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(financial or otherwise) of the Credit Parties and the condition of the collateral and other circumstances and, except for notices expressly required by this Agreement, neither Administrative Agent nor HHI Agent shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations. HHI Agent agrees that Administrative Agent owes no fiduciary duty to HHI Agent in connection with the administration of the Loan and the Credit Documents and HHI Agent agrees not to assert any such claim. Administrative Agent agrees that HHI Agent owes no fiduciary duty to Administrative Agent in connection with the administration of the HHI Loan and the HHI Loan Documents and Administrative Agent agrees not to assert any such claim.

(b) No payment or distribution to Administrative Agent pursuant to the provisions of this Agreement shall entitle HHI Agent to exercise any right of subrogation in respect thereof prior to the payment in full of the Obligations, and HHI Agent agrees that, except with respect to the enforcement of its remedies under the HHI Loan Documents permitted hereunder, prior to the satisfaction of all Obligations it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in the Collateral or the proceeds therefrom that is or may be prior to, or of equal priority to, any of the Credit Documents or the liens, rights, estates and interests created thereby.

(c) Subject to Section 12.10 of this Agreement, the provisions of this Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any case, proceeding or other action against any Credit Party under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (a “Proceeding”). For as long as the Loan shall remain outstanding, HHI Agent shall not, and shall not solicit any person or entity to, and shall not direct or cause any Credit Party to: (i) commence any Proceeding; (ii) institute proceedings to have any Credit Party adjudicated as bankrupt or insolvent; (iii) consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against any Credit Party; (iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief by or on behalf of any Credit Party; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for any Credit Party, or any Collateral (or any portion thereof); (vi) make an assignment for the benefit of any creditor of any Credit Party; (vii) seek to consolidate any assets of any Credit Party with the assets of any Credit Party or any of their Affiliates in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (viii) take any action in furtherance of any of the foregoing.

(d) In any Proceeding (i) HHI Agent hereby agrees that it shall not make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Proceeding by or against any Credit Party without the prior consent of Administrative Agent, except to the extent necessary to preserve or realize upon HHI Agent’s interest in the Collateral, (ii) Administrative Agent may vote in any such Proceeding any and all claims of HHI Agent, and HHI Agent hereby appoints the Administrative Agent as its agent, and grants to the Administrative Agent an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the HHI Agent in connection with any case by or against the Borrower or any other Credit Party in any Proceeding, including without limitation, the right to file and/or prosecute any claims, to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code; provided, however, that with respect to any proposed plan of reorganization in respect of which creditors are voting, Administrative Agent may vote on behalf of HHI Agent only if the proposed plan would result in Administrative Agent being “impaired” (as such term is defined in the United States Bankruptcy Code) and (iii) HHI Agent shall not challenge the validity or amount of any claim submitted in such Proceeding by Administrative Agent in good faith or any valuations of the

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Collateral submitted by Administrative Agent in good faith, in such Proceeding or take any other action in such Proceeding, which is adverse to Administrative Agent’s enforcement of its claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code).

Section 11.4 Rights of Cure. Prior to Administrative Agent commencing any Enforcement Action under the Credit Documents, Administrative Agent shall provide written notice of the default which would permit the Administrative Agent to commence such Enforcement Action to HHI Agent, whether or not Administrative Agent is obligated to give notice thereof to Borrower (each, a “Loan Default Notice”) and shall permit HHI Agent an opportunity to cure such default in accordance with the provisions of this Section 11.4. If the default is a monetary default relating to a liquidated sum of money, HHI Agent shall have until five (5) Business Days after the later of (i) the giving by Administrative Agent of the Loan Default Notice and (ii) the expiration of Borrower’s cure provision, if any, (a “Monetary Cure Period”) to cure such monetary default; provided, however, in the event it elects to cure any such Monetary default, HHI Agent shall defend and hold harmless Administrative Agent for all cost, expenses, losses, liabilities, obligations, damages, penalties, costs, and disbursements imposed on, incurred by or asserted against Administrative Agent due to or arising from such Monetary Cure Period. If the default is of a non-monetary nature, HHI Agent shall have the same period of time as the Borrower under the Credit Documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being continuously and diligently pursued by HHI Agent, HHI Agent shall be given an additional period of time as is reasonably necessary for HHI Agent in the exercise of due diligence to cure such nonmonetary default for so long as (i) HHI Agent makes or causes to be made timely payment of Borrower’s regularly scheduled monthly principal and/or interest payments under the Loan and any other amounts due under the Credit Documents, (ii) such additional period of time does not exceed thirty (30) days, unless such non-monetary default is of a nature that can not be cured within such thirty (30) days, in which case, HHI Agent shall have such additional time as is reasonably necessary to cure such non-monetary default, (iii) such default is not caused by a bankruptcy, insolvency or assignment for the benefit of creditors of Borrower and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the Collateral. Any additional cure period granted to the HHI Agent hereunder shall automatically terminate upon the bankruptcy (or similar insolvency) of the Borrower.

Section 11.5 No Actions; Restrictive Provisions. Subject to Section 11.1(a) hereof, in the event both HHI Agent under the HHI Loan Documents and Administrative Agent under the Credit Documents shall have rights to enforce its Lien and exercise remedies against the Collateral at any time, and Administrative Agent shall fail to exercise such rights, HHI Agent may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by Administrative Agent pursuant to the Credit Documents.

Section 11.6 Right to Purchase Loan.

(a) If (i) the Loan has been accelerated or (ii) any Enforcement Action has been commenced and is continuing under the Credit Documents (each of the foregoing, a “Purchase Option Event”), upon ten (10) Business Days prior written notice to Administrative Agent (the “Purchase Notice”), HHI Agent shall have the right to purchase, in whole but not in part, the Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, advances and post-petition interest) and any interest charged by Administrative Agent on any advances for monthly payments of principal and/or interest on the Loan), including all costs and expenses (including legal fees and expenses) actually incurred by Administrative Agent in enforcing the terms of the Credit Documents (the “Loan Purchase Price”). Concurrently with payment to the Administrative Agent of the Loan Purchase Price, Administrative Agent shall

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deliver or cause to be delivered HHI Agent all Credit Documents held by or on behalf of Administrative Agent and will execute in favor of HHI Agent or its designee assignment documentation, in form and substance reasonably acceptable to HHI Agent, at the sole cost and expense of HHI Agent to assign the Loan and its rights under the Credit Documents (without recourse, representations or warranties, except for representations as to the outstanding balance of the Loan and as to Administrative Agent’s not having assigned or encumbered its rights in the Loan). The right of HHI Agent to purchase the Loan shall automatically terminate if a Purchase Option Event ceases to exist.

(b) HHI Agent covenants not to enter any agreement with the Borrower or any Affiliate thereof to purchase the Loan pursuant to subsection (a) above or in connection with any refinancing of the Loan in any manner designed to avoid or circumvent the provisions of the Credit Documents which require the payment of a prepayment fee or yield maintenance charge in connection with a prepayment of the Loan by the Borrower.

Section 11.7 Notices of Transfer; Consent. For as long as the HHI Loan remains outstanding, Administrative Agent promptly shall notify HHI Agent if Borrower seeks or requests a release of the Lien of the Loan or seeks or requests Administrative Agent’s consent to, or take any action in connection with or in furtherance of, a sale or transfer of all or any material portion of the Collateral, the granting of a further Lien against the Collateral or a prepayment or refinancing of the Loan. In the event of a request by the Borrower for Administrative Agent’s consent to either (i) the sale or transfer of all or any material portion of the Collateral or (ii) the granting of a further Lien against the Collateral, Administrative Agent shall, if Administrative Agent has the right to consent, obtain the prior written consent of HHI Agent prior to Administrative Agent’s granting of its consent or agreement thereto.

Section 11.8 Obligations Hereunder Not Affected.

(a) All rights, interests, agreements and obligations of Administrative Agent and HHI Agent under this Agreement shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of the Credit Documents or the HHI Loan Documents or any other agreement or instrument relating thereto;

(ii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of the Loan or the HHI Loan;

(iii) any manner of application of collateral, or proceeds thereof, to all or any portion of the Loan or the HHI Loan, or any manner of sale or other disposition of any collateral for all or any portion of the Loan or the HHI Loan or any other assets of Borrower or any other Affiliates of Borrower;

(iv) any change, restructuring or termination of the corporate structure or existence of Borrower or any other Affiliates of Borrower; or

(v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, or a subordinated creditor or a Administrative Agent subject to the terms hereof.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Loan is rescinded or must otherwise be returned

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by Administrative Agent or HHI Agent upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

(c) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 11.8(a), provided that no Event of Default shall then exist under the Credit Documents, HHI Agent may accept payments of any amounts due and payable from time to time which Borrower is obligated to pay HHI Agent in accordance with the terms and conditions of the HHI Loan Documents and HHI Agent shall have no obligation to pay over to Administrative Agent any such amounts.

Section 11.9 Modifications, Amendments, Etc.

(a) Administrative Agent shall have the right without the consent of HHI Agent in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Loan Modification”) of the Loan or the Credit Documents provided that no such Loan Modification shall (i) increase the interest rate or principal amount of the Loan, (ii) increase in any other material respect any monetary obligations of Borrower under the Credit Documents, (iii) extend or shorten the scheduled maturity date of the Loan (except that Administrative Agent may permit Borrower to exercise any extension options in accordance with the terms and provisions of the Credit Documents), (iv) convert or exchange the Loan into or for any other indebtedness or subordinate any of the Loan to any indebtedness of Borrower, (v) amend or modify the provisions limiting transfers of interests in the Credit Parties, (vi) modify or amend the terms and provisions of Section 2.11 with respect to the manner, timing and method of the application of payments under the Credit Documents, (vii) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, make-whole, premium or yield maintenance charge; provided, however, in no event shall Administrative Agent be obligated to obtain HHI Agent’s consent to a Loan Modification in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the Loan during the existence of a an Event of Default, except that under no conditions shall clause (i) (with respect to increase principal amount only), or clause (vii) be modified without the written consent of HHI Agent. In addition and notwithstanding the foregoing provisions of this Section 11.9, any amounts funded by the Administrative Agent under the Credit Documents as a result of (A) Administrative Agent making advances or incurring expenses in accordance with the Senior Credit Agreement, or (B) interest accruals or accretions and any compounding thereof (including default interest), shall not be deemed to contravene this Section 11.9(a).

(b) HHI Agent shall have the right without the consent of Administrative Agent in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “HHI Loan Modification”) of the HHI Loan or the HHI Loan Documents provided that no such HHI Loan Modification shall (i) increase the interest rate or principal amount of the HHI Loan, (ii) increase in any other material respect any monetary obligations of Borrower under the HHI Loan Documents, (iii) extend or shorten the scheduled maturity date of the HHI Loan (except that HHI Agent may permit Borrower to exercise any extension options in accordance with the terms and provisions of the HHI Loan Documents), (iv) convert or exchange the HHI Loan into or for any other indebtedness or subordinate any of the HHI Loan to any indebtedness of Borrower, or (v) cross default the HHI Loan with any other indebtedness other than the Loan. Notwithstanding anything to the contrary contained herein, if an Event of Default exists under the HHI Loan Documents, HHI Agent shall be permitted to modify or amend the HHI Loan Documents in connection with a work-out or other

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surrender, compromise, release, renewal or modification of the HHI Loan except that under no conditions shall clause (i), with respect to increases in principal amounts only, clause (ii), clause (iii) (with respect to shortening the maturity only), clause (iv) be modified without the written consent of the Administrative Agent. In addition and notwithstanding the foregoing provisions of this Section 11.9(b), any amounts funded by the HHI Agent under the HHI Loan Documents as a result of (A) HHI Agent making advances or incurring expenses in accordance with the HHI Credit Agreement, or (B) interest accruals or accretions and any compounding thereof (including default interest), shall not be deemed to contravene this Section 11.9(b).

(c) Administrative Agent shall deliver to HHI Agent copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Credit Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Administrative Agent) within a reasonable time after any of such applicable instruments have been executed by Administrative Agent.

(d) HHI Agent shall deliver to Administrative Agent copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the HHI Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by HHI Agent) within a reasonable time after any of such applicable instruments have been executed by HHI Agent.

Section 11.10 Conflicts. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Section 11 and the terms and conditions of any of the Credit Documents or the HHI Loan Documents, the terms and conditions of this Section 11 shall control.

Section 11.11 Continuing Agreement. The agreement set forth in this Section 11 is a continuing agreement and shall remain in full force and effect until the earliest of (a) payment in full of the Loan and Obligations, (b) [reserved], or (c) payment in full of the HHI Loan and the “Obligations” as defined in the HHI Credit Agreement; provided, however, that any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.

Section 11.12 Expenses.

(a) To the extent not paid by the Credit Parties or out of or from any collateral securing the Loan which is realized by Administrative Agent, HHI Agent agrees upon demand to pay to Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which Administrative Agent may incur in connection with the (i) exercise or enforcement of any of the rights of Administrative Agent against HHI Agent hereunder to the extent that Administrative Agent is the prevailing party in any dispute with respect thereto or (ii) failure by HHI Agent to perform or observe any of the provisions hereof.

(b) To the extent not paid by the Credit Parties or out of or from any collateral securing the HHI Loan which is realized by HHI Agent, Administrative Agent agrees upon demand to pay to HHI Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which HHI Agent may incur in connection with the (i) exercise or enforcement of any of the rights of HHI Agent against Administrative Agent hereunder to the extent that HHI Agent is the prevailing party in any dispute with respect thereto or (ii) failure by Administrative Agent to perform or observe any of the provisions hereof.

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Section 11.13 Injunction. Administrative Agent and HHI Agent each acknowledge (and waive any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by the other hereunder and that a breach by either Administrative Agent or HHI Agent hereunder would cause irreparable harm to the other. Accordingly, Administrative Agent and HHI Agent agree that upon a breach of this Agreement by the other, the remedies of injunction, declaratory judgment and specific performance shall be available to such nonbreaching party.

Section 11.14 Mutual Disclaimer.

(a) Each of Administrative Agent and HHI Agent are sophisticated lenders and their respective decision to enter into the Loan and the HHI Loan is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Credit Documents and the HHI Loan Documents and such other matters, materials and market conditions and criteria which each of Administrative Agent and HHI Agent deem relevant. Each of Administrative Agent and HHI Agent has not relied in entering into this Agreement, and respectively, the Loan, the Credit Documents, the HHI Loan or the HHI Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other’s representatives, employees, Affiliates or agents other than the representations and warranties of the other contained herein. Each of Administrative Agent and HHI Agent further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of Administrative Agent and HHI Agent have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement. Without limiting the foregoing, each of Administrative Agent and HHI Agent acknowledges that the other has made no representations or warranties as to the Loan or the HHI Loan or the Collateral (including, without limitation, the sufficiency of the cash flow of the HC Proceeds or the HC Claims, the value, marketability, condition or future performance thereof, or the existence, status, adequacy or sufficiency of the Collateral, to pay all amounts which may become due from time to time pursuant to the Loan or the HHI Loan).

(b) Each of Administrative Agent and HHI Agent acknowledges that the Loan and the HHI Loan are distinct, separate transactions and loans, separate and apart from each other.

Section 11.15 Notices. Notices under this Section 11 shall be provided pursuant to the terms of Section 12.1. Notices to HHI Agent shall be made to the address, telecopier number, electronic mail address or telephone number specified below:

Hazel Holdings I LLC

251 Little Falls Drive

Wilmington, DE 19808

Attn: Ops

Tel: +44 20 7074 9610

Fax/Telecopier: +44 20 7074 9611

Email: msprecovery@hazelholdingsllc.com

Section 11.16 HHI Agent Collateral. Administrative Agent agrees to provide HHI Agent with prior notice of termination of the commitments under this Agreement and payment in full of all Obligations to the extent reasonably practical. Upon termination of the commitments and payment of the Obligations in full, Administrative Agent agrees to assist HHI Agent by taking such action or delivering such documents as may be reasonably requested by HHI Agent to obtain control over the Collateral (as defined in the HHI Credit Agreement).

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SECTION 12
MISCELLANEOUS

Section 12.1 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Administrative Agent or any Credit Party, to the address, telecopier number, electronic mail address or telephone number specified in Appendix B:

(ii) if to any Lender, to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender pursuant to SECTION 2 if such Lender has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that, with respect to clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient

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(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debtdomain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 12.2 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Credit Parties shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and all other Permitted Lender Expenses. Notwithstanding the foregoing, Administrative Agent agrees to pay certain expenses in respect of the Collateral Administration Agreement, as determined by the Administrative Agent in its sole discretion, which shall not be subject to reimbursement per this Section 12.2(a).

(b) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Credit Party) other than such Indemnitee or its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective

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obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided, that, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Lender’s pro rata share (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent). The obligations of the Lenders under this subsection (c) are subject to the provisions of this Agreement that provide that their obligations are several in nature, and not joint and several.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, none of the parties hereto shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly, but in any event within ten (10) Business Days after written demand therefor (including delivery of copies of applicable invoices, if any).

(f) Survival. The provisions of this Section shall survive resignation or replacement of the Administrative Agent or any Lender, termination of the commitments hereunder and repayment, satisfaction and discharge of the loans and obligations hereunder.

Section 12.3 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates, with the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender

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or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each of the Lenders agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.4 Amendments and Waivers.

(a) Required Lenders’ Consent. Subject to Section 12.4(b) and Section 12.4(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided, that, (i) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments and/or Loans of such Lender may not be increased or extended without the consent of such Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, and (iv) the Required Lenders shall determine whether or not to allow any Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender except as provided in clause (a)(iii) above) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the Maturity Date;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment) of principal, interest, fees or other amounts or any scheduled or mandatory commitment reduction or alter the required application of any prepayment pursuant to Section 2.10 or the application of funds pursuant to Section 10.3;

(iii) reduce the principal amount of or the rate of interest on any Loan (other than any waiver of the imposition of the Default Rate pursuant to Section 2.6) or any fee or premium payable hereunder; provided, that, only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation

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of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 12.4(b) or Section 12.4(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii) change the percentage of the outstanding principal amount of Loans that is required for the Lenders or any of them to take any action hereunder or amend the definition of “Required Lenders”;

(viii) release all or substantially all of the Collateral, except as expressly provided in the Credit Documents; or

(ix) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document (except pursuant to a transaction permitted hereunder).

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of this SECTION 12 as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the consent of the Administrative Agent.

Notwithstanding any of the foregoing to the contrary, (A) the consent of the Credit Parties shall not be required for any amendment, modification or waiver of the provisions of 0 (other than the provisions of Sections 12.6, 12.10 or 12.11) so long as such amendment is not adverse to the interests of the Borrower and the other Credit Parties, (B) the Credit Parties and/or the Administrative Agent, without the consent of any Lender, may enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the holders of the Obligations, or as required by local law to give effect to, or protect any security interest for the benefit of the holders of the Obligations, in any property or so that the security interests therein comply with applicable law; (C) the Administrative Agent and the Borrower may amend, modify or supplement this Agreement or any other Credit Document to cure or correct administrative or technical errors or omissions or any ambiguity, mistake, defect, inconsistency, obvious error or to make any necessary or desirable administrative or technical change, and such amendment shall become effective without any further consent of any other party to such Credit Document so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any other holder of the Obligations in any material respect; and (D) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have been terminated, such Lender shall have no other commitment or other

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obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.4 shall be binding upon the Administrative Agent, each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

Section 12.5 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and obligations hereunder at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s commitments and the loans at the time owing to it (in each case with respect to any credit facility) or contemporaneous assignments to Approved Funds that equal at least to the amounts specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the commitment (which for this purpose includes loans and obligations in respect thereof outstanding thereunder) or, if the commitment is not then in effect, the principal outstanding balance of the loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the

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Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of any Term Loan Commitments and/or Term Loans, unless each of the Administrative Agent and, so long as no Event of Default shall have occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and Loans assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default shall have occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) unfunded commitments under term loan facilities if such assignment is to a Person that is not a Lender with a commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a funded Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to any Disqualified Person.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor

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hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.14, Section 2.15 and Section 12.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The Borrower will execute and deliver on request, at its own expense, Notes to the assignee evidencing the interests taken by way of assignment hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.2(c) with respect to any payments made by such Lender to its Participant(s).

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (b) or (c) of Section 12.4 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.1, Section 3.2 and Section 3.3 (subject to the requirements and limitations therein, including the requirements under Section 3.3(f) (it being understood that the documentation required under Section 3.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections Section 2.15 and 3.4 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.2 or 3.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.5 shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.6 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.7 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements

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of each Credit Party set forth in Section 3.1(c), Section 3.2, Section 3.3, Section 12.2, Section 12.3, and Section 12.10 and the agreements of the Lenders and the Administrative Agent set forth in Section 2.13, Section 12.3 and Section 12.2(c) shall survive the payment of the Loans and the termination hereof.

Section 12.8 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 12.9 Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 12.10 Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.11 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10.10(c), each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Credit Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 12.12 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 12.13 Applicable Laws.

(a) Governing Law. This Agreement and the other Credit Documents (except, as to any other Credit Document, as expressly set forth therein) shall be governed by, and construed in accordance with, the law of the State of New York.

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(b) Submission to Jurisdiction. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 12.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.15 Confidentiality. Each of the Administrative Agent, the Servicer and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in (including, for purposes hereof, any new lenders invited to join hereunder on an increase in the Loans and

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Commitments hereunder, whether by exercise of an accordion, by way of amendment or otherwise), any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower or its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Servicer any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Credit Party or (j) for purposes of establishing a “due diligence” defense.

For purposes of this Section, “Information” means all information received from the Owner Pledgor, Borrower or any of its Subsidiaries (or on behalf thereof) relating to the Credit Parties or any of their affiliates or Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Credit Parties or any of its Subsidiaries; provided, that, in the case of information received from the Borrower or any of its Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Servicer and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Credit Parties or their affiliates, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities laws.

The Credit Parties consent to the use of information related to the arrangement of the Loans by each of the Lenders and their Affiliates in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense; provided, that, to the extent that such marketing, press releases or other transactional announcements include material information about the Credit Parties, their Subsidiaries and/or their businesses other than the names and logos of the Credit Parties and their Subsidiaries and the amount, type and closing date of the Loans established hereby, each such Lender or Affiliate of a Lender shall obtain prior written consent of the Borrower (which approval shall not be unreasonably withheld).

Section 12.16 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations under this Agreement, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the

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amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and each of the Credit Parties to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to each of the applicable Credit Parties. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 12.17 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 6, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.18 No Advisory of Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Administrative Agent, on the other hand, (ii) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents, (b)(i) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Credit Party or any of their Affiliates or any other Person and (ii) the Administrative Agent does not have any obligation to any Credit Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and the Administrative Agent does not have any obligation to disclose any of such interests to any Credit Party or its Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.19 Electronic Execution of Assignments and Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment, waiver, modification or consent relating hereto shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or

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enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.20 USA PATRIOT Act. Each Lender subject to the Patriot Act hereby notifies each of the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each of the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender to identify each of the Credit Parties in accordance with the Patriot Act.

Section 12.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write- Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 12.22 [Reserved].

Section 12.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such

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Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.23, the following terms have the following meanings:

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Covered Entity” means any of (i) a “covered entity” (as such term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)), (ii) a “covered bank” (as such term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b)); or (iii) a “covered FSI” (as such term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)).

“Default Right” shall have the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” means a “qualified financial contract” (as defined in, and interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D)).

[Signatures on Following Page(s)]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER: SUBROGATION HOLDINGS, LLC,

a Delaware limited liability company

By:
Name:
Title:

OWNER PLEDGOR: MSP RECOVERY, LLC,
a Florida limited liability company

By:
Name:
Title:

GUARANTOR: MSP RECOVERY, LLC,
a Florida limited liability company

By:
Name:
Title:

ASSIGNEE: SERIES 15-09-321,

a registered series of MSP Recovery Claims, Series LLC and a Subsidiary of the Borrower,

By:
Name:
Title:

Signature Page

If numpages 127 = 1 #200345476_v12 ""

ADMINISTRATIVE AGENT: HAZEL PARTNERS HOLDINGS LLC

By:
Name:
Title:

LENDERS: HAZEL PARTNERS HOLDINGS LLC,
as a Lender

By:
Name:
Title:

Signature Page

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For purposes of Section 11 hereof:

Agreed to and acknowledged by:

HHI AGENT: HAZEL HOLDINGS I LLC

By:
Name:
Title:

HHI LENDER: HAZEL HOLDINGS I LLC,
as a Lender

By:
Name:
Title:

Signature Page

If numpages 127 = 1 #200345476_v12 ""

ANNEX I

Domestic wires

Beneficiary Bank: City National Bank of Florida. Miami, Florida

Bank Address: 1450 Brickell Ave Ste. 100 Miami, FL 33131 ABA: 066004367

ACCT: 30000245008

Acct Name: MSP RECOVERY LLC VRM

Account Address: 2701 S LEJEUNE RD 10TH FLOOR

CORAL GABLES FL 33134

International wires

Beneficiary Bank: City National Bank of Florida. Miami, Florida

Bank Address: 1450 Brickell Ave Ste 100 Miami, FL 33131

BIC/SWIFT CODE: CNBFUS3M

Beneficiary Account: 30000245008

Acct Name: MSP RECOVERY LLC VRM

Account Address: 2701 S LEJEUNE RD 10TH FLOOR

CORAL GABLES FL 33134